                                                                   EXHIBIT 10.15






                                U.S. $575,000,000

                                CREDIT AGREEMENT,

                           dated as of August 7, 1997,

                                      among

                            DECISIONONE CORPORATION,
                                as the Borrower,

                         VARIOUS FINANCIAL INSTITUTIONS,
                                 as the Lenders,

                           DLJ CAPITAL FUNDING, INC.,
                    as the Syndication Agent for the Lenders,

                           NATIONSBANK OF TEXAS, N.A.,
                  as the Administrative Agent for the Lenders,

                                       and

                                BANKBOSTON, N.A.,

                  as the Documentation Agent for the Lenders.






                                 ARRANGED BY

                         DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION

                               TABLE OF CONTENTS


Section                                                                 Page

                                  ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

1.1.      Defined Terms......................................................3
1.2.      Use of Defined Terms..............................................36
1.3.      Cross-References..................................................36
1.4.      Accounting and Financial Determinations...........................36

                                  ARTICLE II

               COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES,
                         NOTES AND LETTERS OF CREDIT

2.1.      Commitments.......................................................37
2.1.1.    Term Loan Commitments.............................................38
2.1.2.    Revolving Loan Commitment and Swing Line Loan Commitment..........38
2.1.3.    Letter of Credit Commitment.......................................39
2.1.4.    Lenders Not Permitted or Required to Make the Loans...............40
2.1.5.    Issuer Not Permitted or Required to Issue Letters of Credit.......40
2.2.      Reduction of the Commitment Amounts...............................40
2.2.1.    Optional..........................................................40
2.2.2.    Mandatory.........................................................41
2.3.      Borrowing Procedures and Funding Maintenance......................41
2.3.1.    Term Loans and Revolving Loans....................................41
2.3.2.    Swing Line Loans..................................................42
2.4.      Continuation and Conversion Elections.............................43
2.5.      Funding...........................................................43
2.6.      Issuance Procedures...............................................44
2.6.1.    Other Lenders' Participation......................................44
2.6.2.    Disbursements; Conversion to Revolving Loans......................45
2.6.3.    Reimbursement.....................................................45
2.6.4.    Deemed Disbursements..............................................46
2.6.5.    Nature of Reimbursement Obligations...............................46
2.7.      Register; Notes...................................................47

                                 ARTICLE III

                  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

3.1.      Repayments and Prepayments; Application...........................48
3.1.1.    Repayments and Prepayments........................................48
3.1.2.    Application.......................................................52
3.2.      Interest Provisions...............................................53
3.2.1.    Rates.............................................................53
3.2.2.    Post-Maturity Rates...............................................53
3.2.3.    Payment Dates.....................................................54
3.3.      Fees..............................................................54
3.3.1.    Commitment Fee....................................................54
3.3.2.    Administrative Agent Fee..........................................55
3.3.3.    Letter of Credit Fee..............................................55

                                  ARTICLE IV

                    CERTAIN LIBO RATE AND OTHER PROVISIONS

4.1.      LIBO Rate Lending Unlawful........................................55
4.2.      Deposits Unavailable..............................................56
4.3.      Increased LIBO Rate Loan Costs, etc...............................56
4.4.      Funding Losses....................................................56
4.5.      Increased Capital Costs...........................................57
4.6.      Taxes.............................................................57
4.7.      Payments, Computations, etc.......................................59
4.8.      Sharing of Payments...............................................60
4.9.      Setoff............................................................60
4.10.     Mitigation........................................................61
4.11.     Replacement of Lenders............................................61

                                  ARTICLE V

                       CONDITIONS TO CREDIT EXTENSIONS

5.1.      Initial Credit Extension..........................................62
5.1.1.    Resolutions, etc..................................................62
5.1.2.    Transaction Documents.............................................62
5.1.3.    Consummation of Merger............................................62
5.1.4.    Closing Date Certificate..........................................62

5.1.5.    Delivery of Notes.................................................62
5.1.6.    [Intentionally Omitted]...........................................63
5.1.7.    Pledge Agreements.................................................63
5.1.8.    Security Agreement................................................63
5.1.9.    Financial Information, etc........................................64
5.1.10.   Solvency, etc.....................................................64
5.1.11.   Equity Issuance, Discount Debenture Issuance, Subordinated Debt
            Issuance, Closing Date Dividend and Intercompany Loan...........64
5.1.12.   Litigation........................................................65
5.1.13.   Material Adverse Change...........................................65
5.1.14.   Reliance Letters..................................................65
5.1.15.   Opinions of Counsel...............................................65
5.1.16.   Insurance.........................................................65
5.1.17.   Perfection Certificate............................................65
5.1.18.   Closing Fees, Expenses, etc.......................................65
5.1.19.   Satisfactory Legal Form...........................................66
5.2.      All Credit Extensions.............................................66
5.2.1.    Compliance with Warranties, No Default, etc.......................66
5.2.2.    Credit Extension Request..........................................66

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

6.1.      Organization, etc.................................................67
6.2.      Due Authorization, Non-Contravention, etc.........................67
6.3.      Government Approval, Regulation, etc..............................67
6.4.      Validity, etc.....................................................67
6.5.      Financial Information.............................................68
6.6.      No Material Adverse Change........................................68
6.7.      Litigation, Labor Controversies, etc..............................68
6.8.      Subsidiaries......................................................68
6.9.      Ownership of Properties...........................................68
6.10.     Taxes.............................................................68
6.11.     Pension and Welfare Plans.........................................69
6.12.     Environmental Matters.............................................69
6.13.     Regulations G, U and X............................................70
6.14.     Accuracy of Information...........................................70
6.15.     Solvency..........................................................71

                                 ARTICLE VII

                                  COVENANTS

7.1.      Affirmative Covenants.............................................71
7.1.1.    Financial Information, Reports, Notices, etc......................71
7.1.2.    Compliance with Laws, etc.........................................73
7.1.3.    Maintenance of Properties.........................................73
7.1.4.    Insurance.........................................................73
7.1.5.    Books and Records.................................................74
7.1.6.    Environmental Covenant............................................74
7.1.7.    Future Subsidiaries; Material Subsidiaries........................75
7.1.8.    Future Leased Property and Future Acquisitions of Real Property;
            Future Acquisition of Other Property............................76
7.1.9.    Use of Proceeds, etc..............................................77
7.1.10.   Hedging Obligations...............................................77
7.1.11.   Undertaking.......................................................77
7.2.      Negative Covenants................................................78
7.2.1.    Business Activities...............................................78
7.2.2.    Indebtedness......................................................78
7.2.3.    Liens.............................................................79
7.2.4.    Financial Covenants...............................................81
7.2.5.    Investments.......................................................82
7.2.6.    Restricted Payments, etc..........................................84
7.2.7.    Capital Expenditures, etc.........................................87
7.2.8.    Consolidation, Merger, etc........................................88
7.2.9.    Asset Dispositions, etc...........................................88
7.2.10.   Modification of Certain Agreements................................89
7.2.11.   Transactions with Affiliates......................................89
7.2.12.   Negative Pledges, Restrictive Agreements, etc.....................90
7.2.13.   Stock of Subsidiaries.............................................90
7.2.14.   Sale and Leaseback................................................90

                                 ARTICLE VIII

                              EVENTS OF DEFAULT

8.1.      Listing of Events of Default......................................90
8.1.1.    Non-Payment of Obligations........................................91
8.1.2.    Breach of Warranty................................................91
8.1.3.    Non-Performance of Certain Covenants and Obligations..............91
8.1.4.    Non-Performance of Other Covenants and Obligations................91

8.1.5.    Default on Other Indebtedness.....................................91
8.1.6.    Judgments.........................................................91
8.1.7.    Pension Plans.....................................................92
8.1.8.    Change in Control.................................................92
8.1.9.    Bankruptcy, Insolvency, etc.......................................92
8.1.10.   Impairment of Security, etc.......................................93
8.1.11.   Subordinated Notes................................................93
8.2.      Action if Bankruptcy, etc.........................................93
8.3.      Action if Other Event of Default..................................93

                                  ARTICLE IX

                                  THE AGENTS

9.1.      Actions...........................................................94
9.2.      Funding Reliance, etc.............................................95
9.3.      Exculpation.......................................................95
9.4.      Successor.........................................................95
9.5.      Credit Extensions by each Agent...................................96
9.6.      Credit Decisions..................................................96
9.7.      Copies, etc.......................................................96
9.8.      The Syndication Agent, the Documentation Agent and the
            Administrative Agent............................................96

                                  ARTICLE X

                           MISCELLANEOUS PROVISIONS

10.1.     Waivers, Amendments, etc..........................................97
10.2.     Notices...........................................................98
10.3.     Payment of Costs and Expenses.....................................98
10.4.     Indemnification...................................................99
10.5.     Survival.........................................................101
10.6.     Severability.....................................................101
10.7.     Headings.........................................................101
10.8.     Execution in Counterparts, Effectiveness, etc....................101
10.9.     Governing Law; Entire Agreement..................................101
10.10.    Successors and Assigns...........................................102
10.11.    Sale and Transfer of Loans and Notes; Participations in Loans
          and Notes........................................................102
10.11.1.  Assignments......................................................102
10.11.2.  Participations...................................................104
10.12.    Other Transactions...............................................105

10.13.    Forum Selection and Consent to Jurisdiction......................105
10.14.    Waiver of Jury Trial.............................................106
10.15.    Confidentiality..................................................106



SCHEDULE I        -     Disclosure Schedule
SCHEDULE II       -     Percentages and Administrative Information
SCHEDULE III      -     Existing Letters of Credit


EXHIBIT A-1       -     Form of Revolving Note
EXHIBIT A-2       -     Form of Term-A Note
EXHIBIT A-3       -     Form of Term-B Note
EXHIBIT A-4       -     Form of Swing Line Note
EXHIBIT B-1       -     Form of Borrowing Request
EXHIBIT B-2       -     Form of Borrowing Base Certificate
EXHIBIT B-3       -     Form of Issuance Request
EXHIBIT C         -     Form of Continuation/Conversion Notice
EXHIBIT D         -     Form of Closing Date Certificate
EXHIBIT E         -     Form of Compliance Certificate
EXHIBIT F-1       -     Form of Borrower Security Agreement
EXHIBIT F-2       -     Form of Subsidiary Security Agreement
EXHIBIT G-1       -     Form of Holdings Guaranty and Pledge Agreement
EXHIBIT G-2       -     Form of Borrower Pledge Agreement
EXHIBIT G-3       -     Form of Subsidiary Pledge Agreement
EXHIBIT H         -     Form of Subsidiary Guaranty
EXHIBIT I         -     Form of Perfection Certificate
EXHIBIT J         -     Form of Lender Assignment Agreement
EXHIBIT K-1       -     Form of New York Counsel Opinion
EXHIBIT K-2       -     Form of Pennsylvania Counsel Opinion
EXHIBIT K-3       -     Form of Associate General Counsel Opinion
EXHIBIT L         -     Form of Restricted Payments Compliance Certificate

                               CREDIT AGREEMENT


      THIS CREDIT AGREEMENT, dated as of August 7, 1997, is among DecisionOne Corporation, a Delaware corporation (the "Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), DLJ Capital Funding, Inc. ("DLJ"), as syndication agent (the "Syndication Agent") for the Lenders, NationsBank of Texas, N.A. ("NationsBank"), as administrative agent (the "Administrative Agent") for the Lenders and BankBoston, N.A., as documentation agent (the "Documentation Agent") for the Lenders (the Syndication Agent and the Administrative Agent are sometimes referred to herein as the "Agents" and each as an "Agent").


                             W I T N E S S E T H:

      WHEREAS, DLJ Merchant Banking Partners II, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJMB Funding II, Inc., UK Investment Plan 1997 Partners and DLJ First ESC LLC own all of the issued and outstanding capital stock of Quaker Holding Co., a newly-formed Delaware corporation ("MergerSub");

      WHEREAS, DLJ Merchant Banking Partners II, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJMB Funding II, Inc., DLJ Merchant Banking Partners II-A, L.P., DLJ Diversified Partners-A L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., UK Investment Plan 1997 Partners, DLJ EAB Partners, L.P. and DLJ First ESC LLC (collectively, the "DLJMB Entities") and certain institutional investors (whose aggregate investments will not cause the fully diluted holdings of Voting Stock in MergerSub (each as defined below) of the DLJMB Entities to be less than 51%) (such institutional investors, together with the DLJMB Entities, the "Equity Investors") intend to consummate a merger and recapitalization of DecisionOne Holdings Corp., a Delaware corporation ("DOH"), whereby, among other things, MergerSub will be merged (the "Merger") with and into DOH (such recapitalization, Merger and all transactions related thereto, including those described in the recitals hereto, being herein collectively referred to as the "Transaction"), with DOH being the surviving corporation;

      WHEREAS, the Borrower is a wholly-owned Subsidiary of DOH and, after giving effect to the Merger, will be a wholly-owned Subsidiary of the corporation surviving such Merger (DOH, at all times prior to the consummation of the Merger, and such surviving corporation, at all times after the consummation of the Merger, being herein collectively referred to as "Holdings");

      WHEREAS, in connection with the Transaction, and pursuant to the Transaction Documents, the following capital-raising transactions will occur prior to or contemporaneously with the consummation of the Merger and the making of the initial Credit Extensions hereunder:

            (a) MergerSub shall receive cash proceeds of approximately $225,000,000 from the issuance of common stock (and warrants, if warrants are issued, to purchase common stock (the "Warrants")) representing in excess of 85% of the fully diluted Capital Stock of Holdings (exclusive of management shares, incentives and options) to the Equity Investors (the "Equity Issuance");

            (b) MergerSub shall receive gross cash proceeds of not less than $85,000,000 from the issuance of its senior discount debentures and warrants to purchase common stock (the "Discount Debentures", with the issuance thereof being herein referred to as the "Discount Debenture Issuance"); and

            (c) the Borrower will issue not more than $150,000,000 in principal amount of its senior subordinated notes (the "Subordinated Notes", with the issuance thereof being herein referred to as the "Subordinated Debt Issuance");

      WHEREAS, in connection with the Transaction and the ongoing working capital and general corporate needs of the Borrower and its Subsidiaries, the Borrower desires to obtain the following financing facilities from the Lenders:

            (a) a Term-A Loan Commitment and a Term-B Loan Commitment pursuant to which Borrowings of Term Loans will be made to the Borrower on the Closing Date in a maximum, original principal amount of $195,000,000 (in the case of Term-A Loans) and $275,000,000 (in the case of Term-B Loans);

            (b) a Revolving Loan Commitment (to include availability for Revolving Loans, Swing Line Loans and Letters of Credit) pursuant to which Borrowings of Revolving Loans, in a maximum aggregate principal amount (together with all Swing Line Loans and Letter of Credit Outstandings) not to exceed $105,000,000 will be made to the Borrower from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date; provided, however, that not more than $10,000,000 of the proceeds from Revolving Loans may be used for purposes of consummating the Transaction, including the payment of related costs and expenses;

            (c) a Letter of Credit Commitment pursuant to which the Issuer will issue Letters of Credit for the account of the Borrower and its Subsidiaries from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date in a maximum aggregate Stated Amount at any one time outstanding not to exceed $25,000,000 (provided, that the aggregate outstanding principal amount of Revolving Loans, Swing Line Loans and Letter of Credit Outstandings at any time shall not exceed the then existing Revolving Loan Commitment Amount); and

            (d) a Swing Line Loan Commitment pursuant to which Borrowings of Swing Line Loans in an aggregate outstanding principal amount not to exceed $10,000,000 will be made on and subsequent to the Closing Date but prior to the Revolving Loan

      Commitment Termination Date (provided, that the aggregate outstanding principal amount of such Swing Line Loans, together with Revolving Loans and Letter of Credit Outstandings, at any time shall not exceed the then existing Revolving Loan Commitment Amount);

      WHEREAS, on the Closing Date, contemporaneously with the consummation of the Merger, the Discount Debenture Issuance, the Subordinated Debt Issuance and the initial Borrowing of Term Loans and Revolving Loans hereunder, the Borrower shall distribute to Holdings as a dividend (the "Closing Date Dividend") and/or make an intercompany loan (the "Intercompany Loan") in an amount equal to all of the net proceeds of the Subordinated Debt Issuance and the initial Borrowing of Term Loans and Revolving Loans (other than any such proceeds used by the Borrower to repay existing Indebtedness of the Borrower and its Subsidiaries and to pay fees and expenses related to the Transaction) for purposes of consummating the Merger, which Intercompany Loan shall be evidenced by a promissory note issued by Holdings to the Borrower (the "Intercompany Note");

      WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend the Commitments and make the Loans described herein to the Borrower and issue (or participate in) Letters of Credit for the account of the Borrower and its Subsidiaries;

      NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

      "Account" means any account (as that term is defined in Section 9-106 of the UCC) of the Borrower or any of its wholly-owned U.S. Subsidiaries arising from the sale or lease of goods or the rendering of services.

      "Account Debtor" is defined in clause (b) of the definition of "Eligible Account".

      "Adjusted EBITDA" means, for any applicable period, the sum (without duplication) for the Borrower and its Restricted Subsidiaries on a consolidated basis of

            (a)  Net Income,
plus


            (b) the amount deducted in determining Net Income representing non-cash charges or expenses, including depreciation and amortization (excluding any non-cash charges representing (i) an accrual of or reserve for cash charges in any future period, (ii) amortization of a prepaid cash expense paid in a prior period or (iii) amortization in respect of repairable parts which have been capitalized in accordance with GAAP), plus

            (c) the amount deducted in determining Net Income representing income taxes (whether paid or deferred),

plus

            (d) the amount deducted in determining Net Income representing Interest Expense and fees, expenses and management bonuses (to the extent, in the case of management bonuses, paid at or prior to the Closing Date) incurred in connection with the Transaction, and financing costs, plus

            (e) the amount deducted in determining Net Income representing any net loss realized in connection with any sale, lease, conveyance or other disposition of any asset (other than in the ordinary course of business or from the Borrower or any of its Restricted Subsidiaries to the Borrower or any of its Restricted Subsidiaries) or any extraordinary or non-recurring loss, minus

            (f) Restricted Payments of the type referred to in clause (c)(i) of
      Section 7.2.6 made during such period.

      "Administrative Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.4.

      "Administrative Agent's Fee Letter" means the confidential fee letter, dated July 17, 1997, between the Borrower and the Administrative Agent.

      "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (i) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "Agents" means, collectively, the Administrative Agent and the Syndication Agent.

      "Agreement" means, on any date, this Credit Agreement as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

      "Alternate Base Rate" means, for any day and with respect to all Base Rate Loans, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as most recently publicly announced or established by the Administrative Agent in Dallas, Texas, as its "base rate." (The "base rate" is a rate set by the Administrative Agent based upon various factors including the Administrative Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.) Any change in the base rate established or announced by the Administrative Agent shall take effect at the opening of business on the day of such establishment or announcement.

      "Annualized" means (i) with respect to the end of the first Fiscal Quarter of the Borrower ending after the Closing Date, the applicable amount for such Fiscal Quarter multiplied by four, (ii) with respect to the second Fiscal Quarter of the Borrower ending after the Closing Date, the applicable amount for such Fiscal Quarter and the immediately preceding Fiscal Quarter multiplied by two, and (iii) with respect to the third Fiscal Quarter of the Borrower ending after the Closing Date, the applicable amount for such Fiscal Quarter and the immediately preceding two Fiscal Quarters multiplied by one and one-third.

      "Applicable Commitment Fee" means, (i) for each day from the Closing Date through (but excluding) the date upon which the Compliance Certificate for the second full Fiscal Quarter ending after the Closing Date is delivered or required to be delivered by the Borrower to the Administrative Agent pursuant to clause (c) of Section 7.1.1, a fee which shall accrue at a rate of 1/2 of 1% per annum, and (ii) for each day thereafter, a fee which shall accrue at the applicable rate per annum set forth below under the column entitled "Applicable Commitment Fee", determined by reference to the applicable Leverage Ratio referred to below:

                                                   APPLICABLE
            LEVERAGE RATIO                       COMMITMENT FEE
            --------------                       --------------
            GREATER THAN OR
             EQUAL TO 5.0:1                          0.500%

            GREATER THAN OR
           EQUAL TO 4.0:1 AND
            LESS THAN 5.0:1                          0.375%

            GREATER THAN OR
           EQUAL TO 3.0:1 AND
            LESS THAN 4.0:1                          0.300%

            LESS THAN 3.0:1                          0.250%



      The Leverage Ratio used to compute the Applicable Commitment Fee for any day referred to in clause (ii) above shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent on or prior to such day pursuant to clause (c) of Section
7.1.1. Changes in the Applicable Commitment Fee resulting from a change in the Leverage Ratio shall become effective (as of the first day following the Fiscal Quarter in respect of which such Compliance Certificate was required to be delivered) upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. In the event such Compliance Certificate indicates a Leverage Ratio that would result in an Applicable Commitment Fee which is greater or lesser than the Applicable Commitment Fee theretofore in effect, then (A) such greater or lesser Applicable Commitment Fee shall be deemed to have been in effect for all purposes of this Agreement from the first day following the Fiscal Quarter in respect of which such Compliance Certificate was required to be delivered by the Borrower to the Administrative Agent pursuant to clause (c) of Section 7.1.1 and (B) if the Borrower shall have theretofore made any payment of Commitment Fees in respect of the period from the first day following the Fiscal Quarter in respect of which such Compliance Certificate was required to be delivered to the actual date of delivery of such Compliance Certificate, then, on the next Quarterly Payment Date, either (x) if the new Applicable Commitment Fee rate is greater than the Applicable Commitment Fee rate theretofore in effect, the Borrower shall pay, as a supplemental payment of Commitment Fees, an amount which equals the difference between the amount of Commitment Fees that would otherwise have been paid based on such new Leverage Ratio and the amount of such Commitment Fees actually so paid, or, (y) if the new Applicable Commitment Fee rate is less than the Applicable Commitment Fee rate theretofore in effect, an amount shall be deducted from the interest on Revolving Loans and Commitment Fees and Letter of Credit fees under the first sentence of Section 3.3.3 then otherwise payable in an amount which equals the difference between the amount of Commitment Fees so paid and the amount of Commitment Fees that would otherwise have been paid based on such new Leverage Ratio (or, if no such payment is owed by the Borrower to the Revolving Lenders on such next Quarterly Payment Date, or if such amount owed by the Borrower is less than such difference, the Revolving Lenders shall pay to the Borrower on such next Quarterly Payment Date the amount of such difference less the amount, if any, owed by the Borrower to such Lenders on such Quarterly Payment Date).

      "Applicable Margin" means at all times during the applicable periods set forth below,

            (a) with respect to the unpaid principal amount of each Term-B Loan maintained as a (i) Base Rate Loan, 1.50% per annum and (ii) LIBO Rate Loan, 2.75% per annum; and

            (b) from the Closing Date through (but excluding) the date upon which the Compliance Certificate for the second full Fiscal Quarter ending after the Closing Date is delivered by the Borrower to the Administrative Agent pursuant to clause (c) of Section 7.1.1, with respect to the unpaid principal amount of each (i) Swing Line Loan (each of which shall be borrowed and maintained only as a Base Rate Loan) and each Revolving Loan and Term-A Loan maintained as a Base Rate Loan, 1.25% per annum, and (ii) Revolving Loan and Term-A Loan maintained as a LIBO Rate Loan, 2.50% per annum; and

            (c) at all times after the date of such delivery of the Compliance Certificate described in clause (b) above, with respect to the unpaid principal amount of each Swing Line Loan (each of which shall be borrowed and maintained only as a Base Rate Loan) and each Revolving Loan and Term-A Loan, by reference to the applicable Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Base Rate Loans", in the case of Base Rate Loans, or by reference to the Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for LIBO Rate Loans" in the case of LIBO Rate Loans:

            APPLICABLE MARGIN FOR REVOLVING LOANS AND TERM-A LOANS


                                      APPLICABLE              APPLICABLE
                                   MARGIN FOR BASE          MARGIN FOR LIBO
        LEVERAGE RATIO                RATE LOANS              RATE LOANS
        --------------                ----------              ----------
GREATER THAN OR EQUAL TO 5.0:1          1.25%                    2.50%

GREATER THAN OR EQUAL TO 4.0:1
      AND LESS THAN 5.0:1               0.75%                    2.00%

GREATER THAN OR EQUAL TO 3.0:1
      AND LESS THAN 4.0:1               0.25%                    1.50%

        LESS THAN 3.0:1                 0.00%                    1.00%

      The Leverage Ratio used to compute the Applicable Margin for Swing Line Loans, Revolving Loans and Term-A Loans for any day referred to in clause (c) above shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent on or prior to such day pursuant to clause (c) of Section 7.1.1. Changes in the Applicable Margin for Swing Line Loans, Revolving Loans and Term-A Loans resulting from a change in the Leverage Ratio shall become effective (as of the first day following the Fiscal Quarter in respect of which such Compliance Certificate was required to be delivered) upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. In the event such Compliance Certificate indicates a Leverage Ratio that would result in an Applicable Margin which is greater or lesser than the Applicable Margin theretofore in effect, then (A) such greater or lesser Applicable Margin shall be deemed to be in effect for all purposes of this Agreement from the first day following the Fiscal Quarter in respect of which such Compliance Certificate was required to be delivered by the Borrower to the Administrative Agent pursuant to clause (c) of Section 7.1.1 and (B) if the Borrower shall have theretofore made any payment of interest in respect of Swing Line Loans, Revolving Loans or Term-A Loans, or of Letter of Credit fees pursuant to the first sentence of Section 3.3.3, in any such case in respect of the period from the first day following the Fiscal Quarter in respect of which such Compliance Certificate was required to be delivered to the actual date of delivery of such Compliance Certificate, then, on the next Quarterly Payment Date, either (x) if the new Applicable Margin rate is greater than the Applicable Margin rate theretofore in effect, the Borrower shall pay as a supplemental payment of interest and/or Letter of Credit fees, an amount which equals the difference between the amount of interest and Letter of Credit fees that would otherwise have been paid based on such new Leverage Ratio and the amount of such interest and Letter of Credit fees actually so paid, or, (y) if the new Applicable Margin rate is less than the Applicable Margin rate theretofore in effect, an amount shall be deducted from the interest on Revolving Loans, Commitment Fees and Letter of Credit fees (in the case of differences in respect of interest on Revolving Loans and Letter of Credit fees) or from the interest on Term-A Loans (in the case of differences in respect of interest on Term-A Loans) thereafter payable by the Borrower in an amount which equals the difference between the amount of interest and Letter of Credit fees so paid and the amount of interest and Letter of Credit fees that would otherwise have been paid based on such new Leverage Ratio (or, if no such payment by the Borrower to the Revolving Lenders or Term-A Lenders, as the case may be, will thereafter accrue hereunder, or if the amount that so accrues is less than such difference, the Revolving Lenders or the Term-A Lenders, as the case may be, will promptly pay to the Borrower an amount equal to such difference less the amount, if any, of such accrued and unpaid payments).

      "Arranger" means Donaldson, Lufkin & Jenrette Securities Corporation, a Delaware corporation.

      "Assignee Lender" is defined in Section 10.11.1.

      "Assignor Lender" is defined in Section 10.11.1.

      "Assumed Indebtedness" means Indebtedness of a Person which is (i) in existence at the time such Person becomes a Restricted Subsidiary of the Borrower or (ii) is assumed in connection with an Investment in or acquisition of such Person, and has not been incurred or created by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Borrower.

      "Authorized Officer" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.1.

      "BankBoston" means BankBoston, N.A. in its capacity as issuer of the Existing Letters of Credit.

      "Base Financial Statements" is defined in clause (a) of Section 5.1.9.

      "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

      "Borrower" is defined in the preamble.

      "Borrower Pledge Agreement" means the Pledge Agreement executed and delivered by an Authorized Officer of the Borrower pursuant to clause (b) of
Section 5.1.7, substantially in the form of Exhibit G-2 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Borrower Security Agreement" means the Security Agreement executed and delivered by an Authorized Officer of the Borrower pursuant to Section 5.1.8, substantially in the form of Exhibit F-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Borrowing" means Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by the relevant Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with
Section 2.1.

      "Borrowing Base Amount" means, at any time, the Net Asset Value of all Eligible Accounts and Eligible Inventory at such time as determined in accordance with the definition of "Net Asset Value" and as certified by the Borrower to the Lenders in the most recently delivered Borrowing Base Certificate, including the Borrowing Base Certificate delivered on the Closing Date pursuant to clause (c) of Section 5.1.9.

      "Borrowing Base Certificate" means a certificate duly completed and executed by the president, chief executive officer, treasurer, assistant treasurer, controller or chief financial Authorized Officer of the Borrower, substantially in the form of Exhibit B-2 hereto.

      "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-1 hereto.

      "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York City and, with respect to Borrowings of, Interest Periods with respect to, payments of principal and interest in respect of, and conversions of Base Rate Loans into, LIBO Rate Loans, on which dealings in Dollars are carried on in the London interbank market.

      "Capital Expenditures" means for any period, the sum, without duplication, of (i) the aggregate amount of all expenditures of the Borrower and its Restricted Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures, and
(ii) the aggregate amount of the principal component of all Capitalized Lease Liabilities incurred during such period by the Borrower and its Restricted Subsidiaries.

      "Capital Stock" means, (i) in the case of a corporation, any and all capital or corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) in respect of corporate stock, (iii) in the case of a partnership or limited liability company, any and all partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Capitalized Lease Liabilities" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Cash Equivalent Investment" means, at any time:

            (a) any evidence of Indebtedness issued directly by the United States of America or any agency thereof or guaranteed by the United States of America or any agency thereof;

            (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-l by S&P or P-l by Moody's, or (ii) any Lender (or its holding company);

            (c) any time deposit, certificate of deposit or bankers acceptance, maturing not more than one year after such time, maintained with or issued by either (i) a commercial banking institution (including U.S. branches of foreign banking institutions) that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or (ii) any Lender;

            (d) short-term tax-exempt securities rated not lower than MIG-1/1+ by either Moody's or S&P with provisions for liquidity or maturity accommodations of 183 days or less;

            (e) repurchase agreements which (i) are entered into with any entity referred to in clause (b) or (c) above or any other financial institution whose unsecured long-term debt (or the unsecured long-term debt of whose holding company) is rated at least A- or better by S&P or Baa1 or better by Moody's and maturing not more than one year after such time, (ii) are secured by a fully perfected security interest in securities of the type referred to in clause (a) above and (iii) have a market value at the time of such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into; or

            (f) any money market or similar fund the assets of which are comprised exclusively of any of the items specified in clauses (a) through
      (d) above and as to which withdrawals are permitted at least every 90 days.

      "Casualty Event" means the damage, destruction or condemnation, as the case may be, of any property of the Borrower or any of its Subsidiaries.

      "Casualty Proceeds" means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by the Borrower or any of its Subsidiaries in connection therewith, but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a first-priority Lien permitted by Section 7.2.3 on the property which is the subject of such Casualty Event.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

      "Certificate of Merger" means the Certificate of Merger relating to the Merger of DOH and MergerSub, as filed with the Secretary of State of Delaware on August 7, 1997.

      "Change in Control" means (i) the failure of Holdings at any time to own, free and clear of all Liens and encumbrances (other than Liens permitted to exist under clauses (b), (d) and (g) of Section 7.2.3), all right, title and interest in 100% of the Capital Stock of the Borrower; (ii) the failure of the DLJMB Entities at any time to own at least 20% (on a fully diluted basis) of the economic and voting interest in the Voting Stock of Holdings; or (iii) the failure of the DLJMB Entities and their Affiliates at any time to have the right to designate or nominate no less than 51% of the Board of Directors of Holdings or the Borrower.

      "Charter Document" means, relative to any Obligor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements to which such Obligor is a party applicable to any of its authorized shares of Capital Stock.

      "Closing Date" means the date of the initial Borrowing, not to be later than August 31, 1997.

      "Closing Date Certificate" means a certificate of an Authorized Officer of the Borrower substantially in the form of Exhibit D hereto, delivered pursuant to Section 5.1.4.

      "Closing Date Dividend" is defined in the sixth recital.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Commitment" means, as the context may require, (i) a Lender's Term-A Loan Commitment, Term-B Loan Commitment, Revolving Loan Commitment or Letter of Credit Commitment or (ii) the Swing Line Lender's Swing Line Loan Commitment.

      "Commitment Amount" means, as the context may require, the Term-A Loan Commitment Amount, the Term-B Loan Commitment Amount, the Revolving Loan Commitment Amount, the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount.

      "Commitment Letter" means the commitment letter, dated April 30, 1997, among DLJ Merchant Banking II, Inc., the Arranger and the Syndication Agent, including all annexes and exhibits thereto.

      "Commitment Termination Date" means, as the context may require, the Revolving Loan Commitment Termination Date or any Term Loan Commitment Termination Date.

      "Commitment Termination Event" means (i) the occurrence of any Event of Default described in clauses (b) through (d) of Section 8.1.9 with respect to any Obligor (other than immaterial Subsidiaries), or (ii) the occurrence and continuance of any other Event of Default and either (x) the declaration of the Loans to be due and payable pursuant to Section 8.3, or (y) in the absence of such declaration, the giving of notice to the Borrower by the Administrative Agent, acting at the direction of the Required Lenders, that the Commitments have been terminated.

      "Compliance Certificate" means a certificate duly completed and executed by the president, chief executive officer, treasurer, assistant treasurer, controller or chief financial Authorized Officer of the Borrower, substantially in the form of Exhibit E hereto.

      "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

      "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

      "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA, or for purposes of Section 412 of the Code, Section 414(m) or Section 414(o) of the Code.

      "Credit Extension" means, as the context may require, (i) the making of a Loan by a Lender, or (ii) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any previously issued Letter of Credit, by the Issuer.

      "Credit Extension Request" means, as the context may require, any Borrowing Request or Issuance Request.

      "Current Assets" means, on any date, without duplication, all assets which, in accordance with GAAP, would be included as current assets on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date as current assets (excluding, however, amounts due and to become due from Affiliates of the Borrower which have arisen from transactions which are other than arm's-length and in the ordinary course of its business).

      "Current Liabilities" means, on any date, without duplication, all amounts which, in accordance with GAAP, would be included as current liabilities on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, excluding current maturities of Debt.

      "Debt" means, without duplication, the outstanding principal amount of all Indebtedness of the Borrower and its Restricted Subsidiaries that (i) is of the type referred to in clause (a), (b) (other than undrawn commercial letters of credit and undrawn letters of credit in respect of workers' compensation, insurance, performance and surety bonds and similar obligations, in each case incurred in the ordinary course of business) or (c) of the definition of "Indebtedness" and (ii) any Contingent Liability in respect of any of the foregoing types of Indebtedness.

      "DecisionOne Business" is defined in Section 7.2.1.

      "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would, unless cured or waived, constitute an Event of Default.

      "Disbursement" is defined in Section 2.6.2.

      "Disbursement Date" is defined in Section 2.6.2.

      "Disbursement Due Date" is defined in Section 2.6.2.

      "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Required Lenders.

      "Discount Debenture" is defined in clause (b) of the fourth recital.

      "Discount Debenture Issuance" is defined in clause (b) of the fourth recital.

      "DLJ" is defined in the preamble.

      "DLJMB Entities" is defined in the second recital.

      "Documentation Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Documentation Agent pursuant to Section 9.4.

      "DOH" is defined in the second recital.

      "Dollar" and the sign "$" mean lawful money of the United States.

      "Eligible Account" means, with respect to the Borrower and any of its wholly-owned U.S. Subsidiaries that are Material Subsidiaries at time of determination thereof, any Account as to which each of the following requirements has been fulfilled to the reasonable satisfaction of the Administrative Agent:

            (a) the Borrower or such Subsidiary owns such Account free and clear of all Liens other than any Lien permitted to exist under clause (a), (c),
      (d) or (f) of Section 7.2.3;

            (b) such Account is a legal, valid, binding and enforceable obligation of the Person obligated under such Account (the "Account Debtor");

            (c) such Account is not, in the case of any Account in excess of $250,000, subject to any bona fide dispute, setoff, counterclaim or other right, claim or defense on the part of the Account Debtor or any other Person denying liability under such Account;

      provided, however, that any such Account shall constitute an Eligible Account to the extent it is not subject to any such dispute, setoff, counterclaim or other right, claim or defense;

            (d) the Borrower or such Subsidiary has the full and unqualified right to assign and grant a Lien on such Account to the Administrative Agent, for its benefit and that of the Lenders, as security for the Obligations (and the Administrative Agent shall have a perfected, first-priority (other than inchoate statutory Liens otherwise permitted by Section 7.2.3) Lien on such Account);

            (e) such Account is evidenced by an invoice rendered to the Account Debtor (which shall include computer records) or is reflected by computer records maintained by the Borrower or such Subsidiary evidencing such Account and is not evidenced by any instrument or chattel paper (as the terms "instrument" and "chattel paper" are defined in Section 9-105 of the
      UCC), unless such instrument or chattel paper has been delivered to the Administrative Agent;

            (f) such Account arose from the sale of goods or services by the Borrower or such Subsidiary in the ordinary course of the Borrower's or such Subsidiary's business;

            (g) with respect to such Account, no Account Debtor is (i) an Affiliate of the Borrower or any of its Subsidiaries, or (ii) the subject of any reorganization, bankruptcy, receivership, custodianship, insolvency or other condition analogous with respect to such Account Debtor to those described in clauses (a) through (d) of Section 8.1.9;

            (h) such Account is not outstanding more than 120 days from the original invoice date for such Account;

            (i) such Account is not, in the case of any Account in excess of $250,000, an Account owing by an Account Debtor having, at the time of any determination of Eligible Accounts, in excess of 10% of the aggregate outstanding amount of all Accounts of such Account Debtor (other than any Accounts which are the subject of bona fide disputes between such Account Debtor and the Borrower or such Subsidiary, as the case may be) outstanding more than 90 days past the original invoice date for such Account; and

            (j) the Account Debtor in respect of such Account is located within the United States, Puerto Rico or Canada unless the obligations (or that portion of such obligations which is acceptable to the Administrative Agent) of an Account Debtor not located within the United States, Puerto Rico or Canada are secured by a letter of credit, guaranty or eligible bankers' acceptance having terms, and from such issuers and confirmation banks, as are acceptable to the Administrative Agent.

      "Eligible Inventory" means, with respect to the Borrower and any of its wholly-owned U.S. Subsidiaries that are Material Subsidiaries, at the time of any determination thereof, any Inventory arising in the ordinary course of business and as to which each of the following requirements has been fulfilled to the reasonable satisfaction of the Agents:

            (a) such Inventory is located in the United States (including Puerto
      Rico);

            (b) the Borrower or its wholly-owned U.S. Subsidiary that is a Material Subsidiary owning such Inventory, as the case may be, has full and unqualified right to assign and grant a Lien in such Inventory to the Administrative Agent, for the benefit of the Agents and the Lenders, as security for the Obligations;

            (c) the Borrower or one of its wholly-owned U.S. Subsidiaries that are Material Subsidiaries owns such Inventory free and clear of all Liens in favor of any Person other than any Lien permitted to exist under clause
      (a), (c), (d) or (f) of Section 7.2.3; and

            (d) none of such Inventory (in the case of Inventory other than repairable parts) is obsolete, unsaleable, damaged, otherwise unfit for sale or consumption or further processing or unusable in support of customer maintenance contracts.

      "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

      "Equity Investors" is defined in the second recital.

      "Equity Issuance" is defined in clause (a) of the fourth recital.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Event of Default" is defined in Section 8.1.

      "Excess Cash Flow" means, for any applicable period, the excess (if any), of

            (a) Adjusted EBITDA for such applicable period;

over

            (b)  the sum, without duplication (for such applicable period) of

                  (i) the cash portion of Interest Expense for such applicable period;

      plus

                  (ii) scheduled payments and mandatory prepayments, to the
            extent actually made, of the principal amount of the Term Loans or any other funded Debt (including Capitalized Lease Liabilities) and mandatory prepayments of the principal amount of the Revolving Loans pursuant to clause (b) or (g) of Section 3.1.1 in connection with a reduction of the Revolving Loan Commitment Amount, in each case for such applicable period;

      plus

                  (iii) all federal, state and foreign income taxes actually paid in cash by the Borrower and its Restricted Subsidiaries for such applicable period;

      plus

                  (iv) Capital Expenditures actually made during such applicable period pursuant to clause (a) of Section 7.2.7 (excluding Capital Expenditures constituting Capitalized Lease Liabilities and by way of the incurrence of Indebtedness permitted pursuant to Section 7.2.2(c) to a vendor of any assets permitted to be acquired pursuant to Section 7.2.7 to finance the acquisition of such assets);

      plus

                  (v) the amount of the net increase (if any) of Current Assets, other than cash and Cash Equivalent Investments, over Current Liabilities of the Borrower and its Restricted Subsidiaries for such applicable period;

      plus

                  (vi) Investments permitted and actually made, in cash,
            pursuant to clause (k) of Section 7.2.5 during such applicable period;

      plus

                  (vii) the amount of the net increase of Inventory constituting repairable parts which are not classified as Current Assets on the balance sheet of the Borrower and its Restricted Subsidiaries for such applicable period;

      plus

                  (viii) Restricted Payments of the type described in clauses
            (c)(ii), (c)(iii) and (c)(iv) of Section 7.2.6 made during such period;

      plus

                  (ix) gains on sales of assets (other than sales permitted
            under clause (a) of Section 7.2.9).

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Existing Credit Agreement" means the Revolving Credit Agreement, dated as of April 26, 1996, among Holdings, the Borrower, the lenders and the agents parties thereto.

      "Existing Letters of Credit" means those letters of credit issued under the Existing Credit Agreement prior to the Closing Date and which remain outstanding on the Closing Date, as disclosed on Schedule III hereto.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

      "Fee Letter" means the confidential fee letter, dated as of April 30, 1997, among DLJ Merchant Banking II, Inc., the Arranger and the Syndication Agent.

      "Fiscal Quarter" means any fiscal quarter of a Fiscal Year.

      "Fiscal Year" means any twelve-month period ending on June 30 of any calendar year.

      "Fixed Charge Coverage Ratio" means, at the end of any Fiscal Quarter, subject to clause (b) of Section 1.4, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of

            (a) Adjusted EBITDA for all such Fiscal Quarters to

            (b)  the sum (without duplication) of

                  (i) Capital Expenditures actually made during all such Fiscal
            Quarters pursuant to clause (a) of Section 7.2.7 (excluding Capital Expenditures constituting Capitalized Lease Liabilities and by way of the incurrence of Indebtedness permitted pursuant to Section 7.2.2(c) to a vendor of any assets permitted to be acquired pursuant to Section 7.2.7 to finance the acquisition of such assets);

      plus

                  (ii) the cash portion of Interest Expense for all such Fiscal
            Quarters, provided that for the first three Fiscal Quarters ending after the Closing Date, Interest Expense shall be determined on an Annualized basis;

      plus

                  (iii) all scheduled payments of principal of the Term Loans and other funded Debt (including the principal portion of any Capitalized Lease Liabilities) during all such Fiscal Quarters, provided that for the first three Fiscal Quarters ending after the Closing Date, such payments shall be determined on an Annualized basis;

      plus

                  (iv)  Restricted Payments permitted pursuant to clause (d) of
            Section 7.2.6 made during such period;

      plus

                  (v) all federal, state and foreign income taxes actually paid in cash by the Borrower and its Restricted Subsidiaries and Restricted Payments made by the Borrower pursuant to clause (c)(ii) of Section 7.2.6 during such period.

      "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

      "GAAP" is defined in Section 1.4.

      "Hazardous Material" means

            (a)  any "hazardous substance", as defined by CERCLA;

            (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

            (c)  any petroleum product; or

            (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable Environmental Law.

      "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

      "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

      "Holdings" is defined in the third recital.

      "Holdings Guaranty and Pledge Agreement" means the Guaranty and Pledge Agreement executed and delivered by an Authorized Officer of Holdings pursuant to clause (a) of Section 5.1.7, substantially in the form of Exhibit G-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification
(i) which is of a "going concern" or similar nature, (ii) which relates to the limited scope of examination of matters relevant to such financial statement (except, in the case of matters relating to any acquired business or assets, in respect of the period prior to the acquisition by such Obligor of such business or assets), or (iii) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Section 7.2.4.

      "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

      "Indebtedness" of any Person means, without duplication:

            (a) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (exclusive of deferred purchase price arrangements in the nature of open or other accounts payable owed to suppliers on normal terms in connection with the purchase of goods and services in the ordinary course of business) and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

            (c)  all Capitalized Lease Liabilities;

            (d)  net liabilities of such Person under all Hedging Obligations;

            (e) whether or not so included as liabilities in accordance with GAAP, all Indebtedness of the types referred to in clauses (a) through (d) above (excluding prepaid interest thereon) secured by a Lien (other than a Lien on Capital Stock of an Unrestricted Subsidiary) on property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse; provided, however, that, to the extent such Indebtedness is limited in recourse to the assets securing such Indebtedness, the amount of such Indebtedness shall be limited to the fair market value of such assets; and

             (f) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer (to the extent such Person is liable for such Indebtedness).

      "Indemnified Liabilities" is defined in Section 10.4.

      "Indemnified Parties" is defined in Section 10.4.

      "Initial Public Offering" mean for any Person, any sale of the Capital Stock of such Person to the public pursuant to an initial primary offering registered under the Securities Act of 1933.

      "Intercompany Loan" is defined in the sixth recital.

      "Intercompany Note" is defined in the sixth recital.

      "Interest Coverage Ratio" means, at the end of any Fiscal Quarter, subject to clause (b) of Section 1.4, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of:

            (a) Adjusted EBITDA (for all such Fiscal Quarters) to

            (b) the cash portion of Interest Expense (for all such Fiscal Quarters; provided that for the first three Fiscal Quarters ending after the Closing Date, Interest Expense shall be determined on an Annualized basis).

      "Interest Expense" means, for any applicable period, the aggregate consolidated interest expense of the Borrower and its Restricted Subsidiaries for such applicable period, as determined in accordance with GAAP, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense, but excluding (to the extent included in interest expense) up-front fees and expenses and the amortization of all deferred financing costs.

      "Interest Period" means, as to any LIBO Rate Loan, the period commencing on the Borrowing date of such Loan or on the date on which the Loan is converted into or continued as a LIBO Rate Loan, and ending on the date one, two, three, six or, if available in the Administrative Agent's reasonable determination, nine or twelve months thereafter as selected by the Borrower in its Borrowing Request or its Conversion/Continuation Notice; provided however that:

            (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

            (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

            (iii) no Interest Period for any Loan shall extend beyond the Stated Maturity Date for such Loan;

            (iv) no Interest Period applicable to a Term Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loans unless the aggregate principal amount of Term Loans represented by Base Rate Loans, or by LIBO Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment; and

            (v) there shall be no more than twenty Interest Periods in effect at any one time;

provided that with respect to the initial Borrowing, Interest Period means the period commencing on (and including) the Business Day on which the Borrowing is made and ending on (and including) the last Business Day of the month following the month in which such initial Borrowing is made.

      "Inventory" means, any "inventory" (as that term is defined in Section 9-109(4) of the UCC) of the Borrower or any of its wholly owned U.S. Subsidiaries.

      "Investment" means, relative to any Person, (i) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers, directors and employees (or individuals acting in similar capacities) made in the ordinary course of business), and (ii) any ownership or similar interest (in the nature of Capital Stock) held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such transfer or exchange.

      "Investor's Agreement" means the Investor's Agreement, dated as of August 7, 1997, among DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Offshore Partners, C.V., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A., L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., DLJMB Funding II, Inc., DLJ EAB Partners, L.P., DLJ First ESC LLC, UK Investment Plan 1997 Partners, MergerSub and certain other stockholders listed on the signature pages thereof (as amended or otherwise modified from time to time in accordance with Section 7.2.10).

      "IPO Subsidiary" means Properties Holding Corporation, a Delaware corporation, a direct, wholly-owned Subsidiary of the Borrower.

      "Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-3 hereto.

      "Issuer" means the Administrative Agent in its capacity as issuer of Letters of Credit and any Lender as may be designated by the Borrower (and consented to by the Agents and such Lender, such consent by the Agents not to be unreasonably withheld) in its capacity as issuer of Letters of Credit, and solely for purposes of the Existing Letters of Credit, BankBoston as issuer of the Existing Letters of Credit.

      "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit J hereto.

      "Lenders" is defined in the preamble.

      "Letter of Credit" is defined in Section 2.1.3.

      "Letter of Credit Commitment" means, with respect to the Issuer, the Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.3 and, with respect to each of the other Lenders that has a Revolving Loan Commitment, the obligation of each such Lender to participate in such Letters of Credit pursuant to Section 2.6.1.

      "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $25,000,000, as such amount may be reduced from time to time pursuant to
Section 2.2.

      "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

            (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit,

plus

            (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations in respect of such Letters of Credit.

      "Leverage Ratio" means, at the end of any Fiscal Quarter, subject to clause (b) of Section 1.4, the ratio of

            (a) total Debt less cash and Cash Equivalent Investments of the Borrower and its Restricted Subsidiaries on a consolidated basis outstanding at such time;

to

            (b) Adjusted EBITDA for the period of four consecutive Fiscal Quarters ended on such date.

      "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the next 1/100th of 1%) of the rates of interest per annum at which dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a LIBO Rate Loan by the Administrative Agent and having a maturity comparable to such Interest Period would be offered to the Administrative Agent in the London interbank market at its request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

      "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

      "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, the rate of interest per annum (rounded upwards to the next 1/100th of 1%) determined by the Administrative Agent as follows:

               LIBO Rate           =                 LIBO Rate
            (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

      The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be adjusted automatically as to all LIBO Rate Loans then outstanding as of the effective date of any change in the LIBOR Reserve Percentage.

      "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such on Schedule II hereto or designated in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder or such other office of a Lender as shall be so designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

      "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the F.R.S. Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the F.R.S.
Board).

      "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or any filing or recording of any instrument or document in respect of the foregoing, to secure payment of a debt or performance of an obligation or any other priority or preferential treatment of any kind or nature whatsoever that has the practical effect of creating a security interest in property.

      "Loan" means, as the context may require, a Revolving Loan, a Term-A Loan, a Term-B Loan or a Swing Line Loan, of any type.

      "Loan Document" means this Agreement, the Notes, the Letters of Credit, each Rate Protection Agreement under which the counterparty to such agreement is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender relating to Hedging Obligations of the Borrower or any of its Subsidiaries, each Borrowing Request, each Issuance Request, each Borrowing Base Certificate, the Fee Letter, the Administrative Agent's Fee Letter, each Pledge Agreement, the Subsidiary Guaranty, each Mortgage (upon execution and delivery thereof), each Security Agreement and each other agreement, document or instrument delivered in connection with this Agreement or any other Loan Document, whether or not specifically mentioned herein or therein.

      "Material Adverse Effect" means (a) a material adverse effect on the financial condition, operations, assets, business or properties of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any other Obligor to perform its respective material obligations under the Loan Documents to which it is or will be a party, or (c) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to the Issuer, the Agents, the Arranger or the Lenders under, this Agreement or any other Loan Document.

      "Material Documents" means the Merger Agreement, the Investor's Agreement, the Tax Sharing Agreement and the Borrower's Articles of Incorporation, each as amended or otherwise modified from time to time as permitted in accordance with the terms hereof or of any other Loan Document.

      "Material Subsidiary" means (i) any direct or indirect Restricted Subsidiary of the Borrower which holds, owns or contributes, as the case may be, 5% or more of the gross revenues or assets of the Borrower and its Restricted Subsidiaries, on a consolidated basis, and (ii) any Restricted Subsidiary of the Borrower designated by the Borrower as a Material Subsidiary. The Borrower shall designate one or more Restricted Subsidiaries of the Borrower as Material Subsidiaries if, in the absence of such designation, the aggregate gross revenues or assets of all Restricted Subsidiaries of the Borrower that are not Material Subsidiaries would exceed 5% of the gross revenues or assets of the Borrower and its Restricted Subsidiaries, on a consolidated basis.

      "Merger" is defined in the second recital.

      "Merger Agreement" means the Agreement and Plan of Merger, dated as of May 4, 1997 and amended on July 15, 1997 (as amended, or otherwise modified from time to time in accordance with Section 7.2.10) between DOH and MergerSub.

      "MergerSub" is defined in the first recital.

      "Moody's" means Moody's Investors Service, Inc.

      "Mortgage" means, collectively, each Mortgage or Deed of Trust executed and delivered pursuant to the terms of this Agreement, including Section 7.1.8(b) or 7.1.12, in form and substance reasonably satisfactory to the Agents.

      "NationsBank" is defined in the preamble.

      "Net Asset Value" means, at any time of any determination, (i) with respect to Eligible Accounts, 85% of an amount equal to (x) the book value of all Eligible Accounts as reflected on the books of the Borrower and its Material Subsidiaries in accordance with GAAP, net of (y) all credits, discounts and allowances (and net of all unissued credits in the form of competitive allowances or otherwise) in respect of such Eligible Accounts and (ii) with respect to Eligible

Inventory, an amount equal to (x) in the case of Eligible Inventory that is classified as a Current Asset on the balance sheet of the Borrower or applicable Material Subsidiary in accordance with GAAP, 50% of, and (y) in the case of Eligible Inventory that is classified as repairable parts on the balance sheet of the Borrower or applicable Material Subsidiary in accordance with GAAP, 30% of, in each case net book value (determined on a weighted average cost basis) of all such Eligible Inventory as reflected on the books of the Borrower and its U.S. Subsidiaries that are Material Subsidiaries as at such time, valued in accordance with GAAP.

      "Net Debt Proceeds" means, with respect to the incurrence, sale or issuance by the Borrower or any of its Restricted Subsidiaries of any Debt (other than Debt incurred as part of the Transaction and other Debt permitted by Section 7.2.2 as in effect on the date hereof), the excess of:

            (a) the gross cash proceeds received by the Borrower or any of its Restricted Subsidiaries from such incurrence, sale or issuance,

over

            (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such incurrence, sale or issuance.

      "Net Disposition Proceeds" means, with respect to any sale, transfer or other disposition of any assets of the Borrower or any of its Restricted Subsidiaries (other than transfers made as part of the Transaction and other sales permitted pursuant to clause (a) or clause (b) of Section 7.2.9), the excess of

            (a) the gross cash proceeds received by the Borrower or any of its Restricted Subsidiaries from any such sale, transfer or other disposition and any cash payments received in respect of promissory notes or other non-cash consideration delivered to the Borrower or such Restricted Subsidiary in respect thereof, less

            (b) the sum (without duplication) of (i) all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale, transfer or other disposition, (ii) all taxes and other governmental costs and expenses actually paid or estimated by the Borrower (in good faith) to be payable in cash in connection with such sale, transfer or other disposition, and
      (iii) payments made by the Borrower or any of its Restricted Subsidiaries to retire Indebtedness (other than the

      Loans) of the Borrower or any of its Restricted Subsidiaries where payment of such Indebtedness is required in connection with such sale, transfer or other disposition;

provided, however, that if, after the payment of all taxes with respect to such sale, transfer or other disposition, the amount of estimated taxes, if any, pursuant to clause (b)(ii) above exceeded the tax amount actually paid in cash in respect of such sale, transfer or other disposition, the aggregate amount of such excess shall, at such time, constitute Net Disposition Proceeds.

      "Net Equity Proceeds" means with respect to the sale or issuance by the Borrower or Holdings to any Person of any of its capital stock or any warrants or options with respect to its capital stock or the exercise of any such warrants or options after the Closing Date (other than pursuant to (i) capital contributions or capital stock issuances (from other than one or more public offerings of common stock of Holdings pursuant to an effective registration statement under the Securities Act of 1933, as amended, or widely-distributed private offerings exempted from the registration requirements of Section 5 of the Securities Act of 1933, as amended ), (ii) any subscription agreement, incentive plan or similar arrangement with any officer, employee or director of Holdings, the Borrower or any Subsidiary of the Borrower, (iii) any loan by the Borrower or Holdings, to such officer, employee or director solely for the purpose of purchasing such shares pursuant to clause (h) of Section 7.2.5, (iv) proceeds from the sale of any capital stock to any officer, director or employee of Holdings, the Borrower or any Subsidiary of the Borrower in an aggregate amount not to exceed $15,000,000 after the Closing Date or (v) the Equity Issuance or (vi) the exercise of the Warrants, any warrants sold to the purchasers of Discount Debentures in connection with the Discount Debenture Issuance or any options or warrants issued to any officer, employee or director of Holdings, the Borrower or any Subsidiary of the Borrower), the excess of:

            (a) the gross cash proceeds received by Holdings, the Borrower and the Borrower's Restricted Subsidiaries from such sale, exercise or issuance,

over

            (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale or issuance.

      "Net Income" means, for any period, the net income of the Borrower and its Subsidiaries for such period on a consolidated basis, excluding extraordinary or non-recurring gains; provided, however, that the Net Income or loss of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the Borrower or a Restricted Subsidiary in cash.

      "Non-Recourse Debt" means Indebtedness (i) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Borrower or any of its Restricted Subsidiaries (other than stock of Unrestricted Subsidiaries pledged by the Borrower to secure Debt of such Unrestricted Subsidiary); provided, however, that in no event shall Indebtedness of any Unrestricted Subsidiary fail to be Non-Recourse Debt solely as a result of any default provisions contained in a guarantee thereof by the Borrower or any of its Restricted Subsidiaries if the Borrower or such Restricted Subsidiary was otherwise permitted to incur such guarantee under this Agreement.

      "Non-U.S. Lender" means any Lender (including each Assignee Lender) that is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, or (iii) an estate or trust that is subject to U.S. Federal income taxation regardless of the source of its income.

      "Non-U.S. Subsidiary" means a Subsidiary of the Borrower that is not a U.S. Subsidiary.

      "Note" means, as the context may require, a Revolving Note, a Term-A Note, a Term-B Note or a Swing Line Note.

      "Obligations" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, any Rate Protection Agreement, the Notes, each Letter of Credit and each other Loan Document.

      "Obligor" means the Borrower or any other Person (other than any Agent, the Documentation Agent, the Arranger, the Issuer, the Swing Line Lender or any Lender) obligated under any Loan Document.

      "Participant" is defined in Section 10.11.2.

      "PBGC" means the Pension Benefit Guaranty Corporation and any successor entity.

      "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, has or within the prior six years has had any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

      "Percentage" means, relative to any Lender, the applicable percentage relating to Term-A Loans, Term-B Loans or Revolving Loans, as the case may be, as set forth opposite its name on Schedule II hereto under the applicable column heading or set forth in Lender Assignment Agreement(s) under the applicable column heading, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11 or, in the case of a Lender's Percentage relating to Revolving Loans, pursuant to clause (c) of Section 2.1.2. A Lender shall not have any Commitment to make Revolving Loans, Term-A Loans or Term-B Loans (as the case may be) if its percentage under the respective column heading is zero.

      "Perfection Certificate" means the Perfection Certificate executed and delivered by an Authorized Officer of the Borrower pursuant to Section 5.1.18, substantially in the form of Exhibit I hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency, limited liability company or any other entity, whether acting in an individual, fiduciary or other capacity.

      "Plan" means any Pension Plan or Welfare Plan.

      "Pledge Agreement" means, as the context may require, the Borrower Pledge Agreement, the Holdings Guaranty and Pledge Agreement or the Subsidiary Pledge Agreement.

      "Pro Forma Balance Sheet" is defined in clause (b) of Section 5.1.9.

      "Quarterly Payment Date" means the last day of each of March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day, commencing with September 30, 1997.

      "Rate Protection Agreement" means, collectively, any interest rate swap, cap, collar or similar agreement entered into by the Borrower pursuant to the terms of this Agreement under which the counterparty to such agreement is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender.

      "Refunded Swing Line Loans" is defined in clause (b) of Section 2.3.2.

      "Register" is defined in clause (b) of Section 2.7.

      "Reimbursement Obligation" is defined in Section 2.6.3.

      "Release" means a "release", as such term is defined in CERCLA.

      "Replacement Notice" is defined in Section 4.11.

      "Replacement Lender" is defined in Section 4.11.

      "Required Lenders" means, at any time, (i) prior to the date of the making of the initial Credit Extension hereunder, Lenders having at least 51% of the sum of the Revolving Loan Commitments, Term-A Loan Commitments and Term-B Loan Commitments, and (ii) on and after the date of the initial Credit Extension, Lenders holding at least 51% of the Total Exposure Amount.

      "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

      "Restricted Payments" is defined in Section 7.2.6.

      "Restricted Subsidiary" means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

      "Revolving Loan" is defined in Section 2.1.2.

      "Revolving Loan Commitment" is defined in Section 2.1.2.

      "Revolving Loan Commitment Amount" means, on any date, $105,000,000, as such amount may be increased from time to time pursuant to clause (c) of Section
2.1.2 or reduced from time to time pursuant to Section 2.2.

      "Revolving Loan Commitment Termination Date" means the earliest of (i) August 31, 1997 if the Term Loans have not been made on or prior to such date,
(ii) the sixth anniversary of the Closing Date, (iii) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2, and (iv) the date on which any Commitment Termination Event occurs.

      "Revolving Note" means a promissory note of the Borrower payable to any Lender, substantially in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill,
Inc.

      "Security Agreement" means, as the context may require, the Borrower Security Agreement or the Subsidiary Security Agreement.

      "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person,
(b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and such person is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

      "Stated Amount" of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof.

      "Stated Expiry Date" is defined in Section 2.6.

      "Stated Maturity Date" means (i) in the case of any Revolving Loan, the sixth anniversary of the Closing Date, (ii) in the case of any Term-A Loan, the sixth anniversary of the Closing Date and (iii) in the case of any Term-B Loan, the eighth anniversary of the Closing Date or, in the case of any such day that is not a Business Day, the first Business Day following such day.

      "Subordinated Debt Issuance" is defined in clause (c) of the fourth recital.

      "Subordinated Notes" is defined in clause (c) of the fourth recital.

      "Subsidiary" means, with respect to any Person, any corporation, partnership or other business entity of which more than 50% of the outstanding Capital Stock (or other ownership interest) having ordinary voting power to elect a majority of the board of directors, managers or other voting members of the governing body of such entity (irrespective of whether at the time Capital Stock (or other ownership interests) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

      "Subsidiary Guarantor" means each Material Subsidiary of the Borrower that is a U.S. Subsidiary that is required, pursuant to clause (a) of Section 7.1.7, to execute and deliver a Subsidiary Guaranty.

      "Subsidiary Guaranty" means the Guaranty, if any, executed and delivered by an Authorized Officer of a Subsidiary Guarantor pursuant to Section 7.1.7, substantially in the form of Exhibit H hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Subsidiary Pledge Agreement" means the Pledge Agreement, if any, executed and delivered by an Authorized Officer of certain Material Subsidiaries of the Borrower that are U.S. Subsidiaries pursuant to Section 7.1.7, substantially in the form of Exhibit G-3 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Subsidiary Security Agreement" means the Security Agreement, if any, executed and delivered by an Authorized Officer of certain Material Subsidiaries of the Borrower that are U.S. Subsidiaries pursuant to Section 7.1.7, substantially in the form of Exhibit F-2 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Swing Line Lender" means the Administrative Agent in its capacity as Swing Line Lender hereunder.

      "Swing Line Loan" is defined in clause (b) of Section 2.1.2.

      "Swing Line Loan Commitment" is defined in clause (b) of Section 2.1.2.

      "Swing Line Loan Commitment Amount" means, on any date, $10,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

      "Swing Line Note" means a promissory note of the Borrower payable to the Swing Line Lender, in the form of Exhibit A-5 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Syndication Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Syndication Agent pursuant to Section 9.4.

      "Tax Sharing Agreement" means the Tax Sharing Agreement, dated as of August 7, 1997, among the Borrower, Holdings, DecisionOne Supplies, Inc., the IPO Subsidiary, IC Properties Corporation, the Trademark Subsidiary and Decision Data Investment Corporation, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.2.10.

      "Taxes" is defined in Section 4.6.

      "Term-A Loan" is defined in clause (a) of Section 2.1.1.

      "Term-A Loan Commitment" is defined in clause (a) of Section 2.1.1.

      "Term-A Loan Commitment Amount" means $195,000,000.

      "Term-A Loan Commitment Termination Date" means the earliest of (i) August 31, 1997, if the Term-A Loans have not been made on or prior to such date, (ii) the Closing Date (immediately after the making of the Term-A Loans on such date), and (iii) the date on which any Commitment Termination Event occurs.

      "Term-A Note" means a promissory note of the Borrower payable to the order of any Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term-A Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Term-B Loan" is defined in clause (b) of Section 2.1.1.

      "Term-B Loan Commitment" is defined in clause (b) of Section 2.1.1.

      "Term-B Loan Commitment Amount" means $275,000,000.

      "Term-B Loan Commitment Termination Date" means the earliest of (i) August 31, 1997, if the Term-B Loans have not been made on or prior to such date, (ii) the Closing Date (immediately after the making of the Term-B Loans on such date), and (iii) the date on which any Commitment Termination Event occurs.

      "Term-B Note" means a promissory note of the Borrower payable to the order of any Lender, in the form of Exhibit A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term-B Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Term Loan Commitment Termination Date" means, as the context may require, the Term-A Loan Commitment Termination Date or the Term-B Loan Commitment Termination Date.

      "Term Loans" means collectively, the Term-A Loans and the Term-B Loans.

      "Total Exposure Amount" means, on any date of determination, the then outstanding principal amount of all Term Loans and the then effective Revolving Loan Commitment Amount or, if no Revolving Loan Commitment is outstanding, the then outstanding principal amount of all Revolving Loans, Swing Line Loans and Letter of Credit Outstandings.

      "Trademark Subsidiary" means Properties Development Corporation, a Delaware corporation, which is a direct, wholly-owned Subsidiary of the Borrower.

      "Tranche" means, as the context may require, the Loans constituting Term-A Loans, Term-B Loans, Revolving Loans or Swing Line Loans.

      "Transaction" is defined in the second recital.

      "Transaction Documents" means each of the Material Documents and all other agreements, documents, instruments, certificates, filings, consents, approvals, board of directors resolutions and opinions furnished pursuant to or in connection with the Merger, the Equity Issuance, the Discount Debenture Issuance, the Subordinated Debt Issuance, the Intercompany Loan and the transactions contemplated hereby or thereby, each as amended, supplemented, amended and restated or otherwise modified from time to time as permitted in accordance with the terms hereof or of any other Loan Document.

      "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

      "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

      "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

      "U.S. Subsidiary" means any Subsidiary of the Borrower that is incorporated or organized in or under the laws of the United States or any state thereof.

      "Unrestricted Subsidiary" means any Subsidiary of the Borrower that is designated by a resolution of the Board of Directors of the Borrower as an Unrestricted Subsidiary, but only to the extent that such Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary of the Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower; (iii) is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Capital Stock or warrants, options or other rights to acquire Capital Stock or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any of its Restricted Subsidiaries. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes hereof. The Board of Directors of the Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Borrower of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if no Default or Event of Default would be in existence following such designation.

      "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

      "Waiver" means an agreement in favor of the Agents for the benefit of the Lenders in form and substance reasonably satisfactory to the Agents.

      "Warrants" is defined in clause (a) of the fourth recital.

      "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA, and to which the Borrower has any liability.

      "wholly-owned Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person all of the Capital Stock (and all rights and options to purchase such Capital Stock) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person and/or one or more wholly-owned Subsidiaries of such Person.

      SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each other Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

      SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

      SECTION 1.4.  Accounting and Financial Determinations.

      (a) Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP"), as in effect on June 30, 1996 and, unless otherwise expressly provided herein, shall be computed or determined on a consolidated basis and without duplication.

      (b) For purposes of computing the Fixed Charge Coverage Ratio, Interest Coverage Ratio and Leverage Ratio as of the end of any Fiscal Quarter, (i) the Adjusted EBITDA for the period of four Fiscal Quarters ending at the end of such Fiscal Quarter shall include (a) Adjusted

EBITDA for such period of four Fiscal Quarters (determined without regard to this clause (b)) plus or minus (b) with respect to any business or assets that have been acquired by the Borrower or any of its Restricted Subsidiaries, including through mergers or consolidations, after the first day of such period of four Fiscal Quarters and prior to the end of such period, the result of (1) Adjusted EBITDA of such business or assets for the most recent three-month period prior to such acquisition for which internal financial statements in respect of such acquired business or assets are available times four multiplied by (2) a fraction the numerator of which is 365 (or, in the case of a leap year, 366) minus the number of days during the relevant period of four Fiscal Quarters for which the results of operations of such business or assets were included in clause (a) of this sentence and the denominator of which is 365 (or, in the case of a leap year, 366), (ii) the acquisition of any business or assets that has been made by the Borrower or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions after the first day of the applicable period of four Fiscal Quarters and on or prior to the end of such period, shall give pro forma effect to financing transactions (including the incurrence of Assumed Indebtedness) in connection with the acquisition of such business or assets, as if such acquisition had occurred at the beginning of the applicable period of four Fiscal Quarters and (iii) Adjusted EBITDA and expenses attributable to discontinued operations as determined in accordance with GAAP, and operations, businesses and assets disposed of prior to the end of such period of four Fiscal Quarters, shall be excluded. For purposes of the foregoing clause (i), Adjusted EBITDA attributable to any business or assets acquired by the Borrower or any Restricted Subsidiary shall be calculated utilizing the actual revenues attributable to such business or assets for the applicable three-month period and the expenses that would have been attributable to such business or assets had the Borrower acquired such business or assets at the beginning of the applicable three-month period, as determined in good faith by the Borrower, taking into account the Borrower's historical expenses in connection with the provision of similar services for similar equipment under similar contracts. If since the beginning of the applicable period of four Fiscal Quarters any Person (that subsequently becomes a Restricted Subsidiary or was merged with or into the Borrower or any Restricted Subsidiary since the beginning of such period) shall have made or engaged in any Investment, disposition of operations, businesses or assets, or merger or consolidation, or shall have discontinued any operations or acquired any business or assets that would have required adjustment of the Fixed Charge Ratio, Interest Coverage Ratio or Leverage Ratio pursuant to this subsection (b) had such Person been a Restricted Subsidiary at the time of such Investment, disposition, merger, consolidation, discontinued operation or acquisition, then the Fixed Charge Coverage Ratio, Interest Coverage Ratio and Leverage Rates shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable period of four Fiscal Quarters.

                                  ARTICLE II

                COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES,
                          NOTES AND LETTERS OF CREDIT

      SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Sections 2.1.4, 2.1.5 and Article V),

            (a) each Lender severally agrees to make Loans (other than Swing Line Loans) pursuant to the Commitments and the Swing Line Lender agrees to make Swing Line Loans pursuant to the Swing Line Loan Commitment, in each case as described in this Section 2.1; and

            (b) each Issuer severally agrees that it will issue Letters of Credit pursuant to Section 2.1.3, and each other Lender that has a Revolving Loan Commitment severally agrees that it will purchase participation interests in such Letters of Credit pursuant to Section 2.6.1.

      SECTION 2.1.1. Term Loan Commitments. Subject to compliance by the Borrower with the terms of Sections 2.1.4, 5.1 and 5.2, on (but solely on) the Closing Date (which shall be a Business Day), each Lender that has a Percentage in excess of zero of the Term-A Loan Commitment or the Term-B Loan Commitment, as applicable,

            (a) will make loans (relative to such Lender, its "Term-A Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Term-A Loans requested by the Borrower to be made on the Closing Date (with the commitment of each such Lender described in this clause (a) herein referred to as its "Term-A Loan Commitment"); and

            (b) will make loans (relative to such Lender, its "Term-B Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Term-B Loans requested by the Borrower to be made on the Closing Date (with the commitment of each such Lender described in this clause (b) herein referred to as its "Term-B Loan Commitment").

No amounts paid or prepaid with respect to Term-A Loans or Term-B Loans may be reborrowed.

      SECTION 2.1.2. Revolving Loan Commitment and Swing Line Loan Commitment. Subject to compliance by the Borrower with the terms of Section 2.1.4, Section
5.1 and Section 5.2, from time to time on any Business Day occurring concurrently with (or after) the making of the Term Loans but prior to the Revolving Loan Commitment Termination Date,

            (a) each Lender that has a Percentage of the Revolving Loan Commitment in excess of zero will make loans (relative to such Lender, its "Revolving Loans") to the

      Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Revolving Loans requested by the Borrower to be made on such day. The Commitment of each Lender described in this Section
      2.1.2 is herein referred to as its "Revolving Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans.

            (b) the Swing Line Lender will make a loan (a "Swing Line Loan") to the Borrower equal to the principal amount of the Swing Line Loan requested by the Borrower to be made on such day. The Commitment of the Swing Line Lender described in this clause (b) is herein referred to as its "Swing Line Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Swing Line Loans.

            (c) At any time that no Default has occurred and is continuing, the Borrower may notify the Agents that the Borrower is requesting that, on the terms and subject to the conditions contained in this Agreement, the Lenders and/or other lenders not then a party to this Agreement provide up to an aggregate amount of $50,000,000 in additional Revolving Loan Commitments. Upon receipt of such notice, the Syndication Agent shall use its best commercially reasonable efforts to arrange for the Lenders or other financial institutions to provide such additional Revolving Loan Commitments; provided that the Syndication Agent will first offer each of the Lenders that then has a Percentage of the Revolving Loan Commitment a pro rata portion of any such additional Revolving Loan Commitment. Alternatively, any Lender may commit to provide the full amount of the requested additional Revolving Loan Commitment and then offer portions of such additional Revolving Loan Commitment to the other Lenders or other financial institutions, subject to the proviso to the immediately preceding sentence. Nothing contained in this clause (c) or otherwise in this Agreement is intended to commit any Lender or any Agent to provide any portion of any such additional Revolving Loan Commitments. If and to the extent that any Lenders and/or other lenders agree, in their sole discretion, to provide any such additional Revolving Loan Commitments, (i) the Revolving Loan Commitment Amount shall be increased by the amount of the additional Revolving Loan Commitments agreed to be so provided, (ii) the Percentages of the respective Lenders in respect of the Revolving Loan Commitment shall be proportionally adjusted, (iii) at such time and in such manner as the Borrower and the Syndication Agent shall agree (it being understood that the Borrower and the Agents will use their best commercially reasonable efforts to avoid the prepayment or assignment of any LIBO Rate Loan on a day other than the last day of the Interest Period applicable thereto), the Lenders shall assign and assume outstanding Revolving Loans and participations in outstanding Letters of Credit so as to cause the amounts of such Revolving Loans and participations in Letters of Credit held by each Lender to conform to the respective Percentages of the Revolving Loan Commitment of the Lenders and (iv) the Borrower shall execute and deliver any additional Notes or other amendments or modifications to this Agreement or any other Loan Document as the Agents may reasonably request.

      SECTION 2.1.3.  Letter of Credit Commitment.

            (a) Subject to compliance by the Borrower with the terms of Section 2.1.5, Section 5.1 and Section 5.2, from time to time on any Business Day occurring concurrently with (or after) the Closing Date but prior to the Revolving Loan Commitment Termination Date, the Issuer will (i) issue one or more standby or commercial letters of credit (each referred to as a "Letter of Credit") for the account of the Borrower in the Stated Amount requested by the Borrower on such day, or (ii) extend the Stated Expiry Date of an existing standby or commercial Letter of Credit previously issued hereunder to a date not later than the earlier of (x) the sixth anniversary of the Closing Date and (y) one year from the date of such extension; provided that, notwithstanding the terms of clause (ii) above, a Letter of Credit may, if required by the beneficiary thereof, contain "evergreen" provisions pursuant to which the Stated Expiry Date shall be automatically extended, unless notice to the contrary shall have been given to the beneficiary by the Issuer or the account party more than a specified period prior to the then existing Stated Expiry Date.

            (b) Each Existing Letter of Credit shall for all purposes of this Agreement be deemed to be a "Letter of Credit" issued hereunder on the Closing Date.

      SECTION 2.1.4. Lenders Not Permitted or Required to Make the Loans. No Lender shall be permitted or required to, and the Borrower shall not request any Lender to, make

            (a) any Term-A Loan or Term-B Loan (as the case may be) if, after giving effect thereto, the aggregate original principal amount of all the Term-A Loans or Term-B Loans (as the case may be) of such Lender would exceed such Lender's Percentage of the Term-A Loan Commitment Amount (in the case of Term-A Loans) or the Term-B Loan Commitment Amount (in the case of Term-B Loans);

            (b) any Revolving Loan if, after giving effect thereto, the aggregate outstanding principal amount of all the Revolving Loans of such Lender, together with such Lender's Percentage of the aggregate amount of all Letter of Credit Outstandings, and such Lender's Percentage of the outstanding principal amount of all Swing Line Loans, would exceed such Lender's Percentage of the lesser of (x) the then existing Revolving Loan Commitment Amount and (y) the then applicable Borrowing Base Amount; or

            (c) any Swing Line Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Swing Line Loans would exceed the lesser of (x) the then existing Swing Line Loan Commitment Amount and (y) an amount equal to (i) the lesser of (A) the then applicable Borrowing Base Amount and (B) the then existing Revolving Loan Commitment Amount less (ii) the sum of the aggregate outstanding principal amount of all Revolving Loans and Letter of Credit Outstandings.

      SECTION 2.1.5. Issuer Not Permitted or Required to Issue Letters of Credit. No Issuer shall be permitted or required to issue, extend or renew any Letter of Credit if, after giving effect thereto, (a) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (b) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans and Swing Line Loans then outstanding would exceed the lesser of (x) the Revolving Loan Commitment Amount and (y) the then applicable Borrowing Base Amount.

      SECTION 2.2. Reduction of the Commitment Amounts. The Commitment Amounts are subject to reductions from time to time pursuant to this Section 2.2.

      SECTION 2.2.1. Optional. The Borrower may, from time to time on any Business Day occurring after the time of the initial Credit Extension hereunder, voluntarily reduce the Revolving Loan Commitment Amount; provided, however, that all such reductions shall require at least three Business Days' prior notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in an aggregate amount of $500,000 or any larger integral multiple of $100,000. Any such reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount shall result in an automatic and corresponding reduction of the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount, as the case may be, to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Issuer or the Swing Line Lender.

      SECTION 2.2.2. Mandatory. Following the prepayment in full of the Term Loans, the Revolving Loan Commitment Amount shall, without any further action, automatically and permanently be reduced on the date the Term Loans would otherwise have been required to be prepaid on account of any Net Disposition Proceeds, Net Debt Proceeds, Excess Cash Flow, Net Equity Proceeds or Casualty Proceeds, in an amount equal to the amount by which the Term Loans would otherwise have been required to be prepaid if Term Loans had been outstanding. Any such reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount shall result in an automatic and corresponding reduction of the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount, as the case may be, to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Issuer or the Swing Line Lender.

      SECTION 2.3. Borrowing Procedures and Funding Maintenance. Loans (other than Swing Line Loans) shall be made by the Lenders in accordance with Section 2.3.1, and Swing Line Loans shall be made by the Swing Line Lender in accordance with Section 2.3.2.

      SECTION 2.3.1. Term Loans and Revolving Loans. By delivering a Borrowing Request to the Administrative Agent on or before 12:00 noon, New York time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than one Business Day's notice

(in the case of Base Rate Loans) or three Business Days' notice (in the case of LIBO Rate Loans) nor more than five Business Days' notice (in the case of any Loans), that a Borrowing be made in an aggregate amount of $500,000 or any larger integral multiple of $100,000, or in the unused amount of the applicable Commitment. No Borrowing Request shall be required, and the minimum aggregate amounts specified under this Section 2.3.1 shall not apply, in the case of Revolving Loans made under clause (b) of Section 2.3.2 to refund Refunded Swing Line Loans or deemed made under Section 2.6.2 in respect of unreimbursed Disbursements. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m., New York time, on such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

      SECTION 2.3.2. Swing Line Loans. (a) By telephonic notice, promptly followed (within one Business Day) by the delivery of a confirming Borrowing Request, to the Swing Line Lender on or before 1:00 p.m., New York City time, on the Business Day the proposed Swing Line Loan is to be made, the Borrower may from time to time irrevocably request that a Swing Line Loan be made by the Swing Line Lender in a minimum principal amount of $50,000 or any larger integral multiple of $10,000. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The proceeds of each Swing Line Loan shall be made available by the Swing Line Lender, by 2:00 p.m., New York City time, on the Business Day telephonic notice is received by it as provided in this clause (a), to the Borrower by wire transfer to the account the Borrower shall have specified in its notice therefor.

      (b) If (i) any Swing Line Loan shall be outstanding for more than four Business Days or (ii) any Default shall occur and be continuing, each Lender with a Revolving Loan Commitment (other than the Swing Line Lender) irrevocably agrees that it will, at the request of the Swing Line Lender and upon notice from the Administrative Agent, unless such Swing Line Loan shall have been earlier repaid in full, make a Revolving Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Lender's Percentage of the aggregate principal amount of all such Swing Line Loans then outstanding (such outstanding Swing Line Loans hereinafter referred to as the "Refunded Swing Line Loans"); provided, that the Swing Line Lender shall not request, and no Lender with a Revolving Loan Commitment shall make, any Refunded Swing Line Loan if, after giving effect to the making of such Refunded Swing Line Loan, the sum of all Swing Line Loans and Revolving Loans made by such Lender, plus such Lender's Percentage of the aggregate amount of all Letter of Credit Outstandings, would exceed such Lender's Percentage of the then existing Revolving Loan Commitment Amount. On or before 12:00 noon (New York time) on the first Business Day following receipt by each Lender of a request to make Revolving Loans as provided in the preceding sentence, each such Lender with a Revolving Loan Commitment shall deposit in an account specified by the Swing Line Lender the amount so requested in same day funds and such funds shall be applied by the Swing Line Lender to repay the Refunded Swing Line Loans. At the time the aforementioned Lenders make the above referenced Revolving Loans, the Swing Line Lender shall be deemed to have made, in consideration of the making of the Refunded Swing Line Loans, a Revolving Loan in an amount equal to the Swing Line Lender's Percentage of the aggregate principal amount of the Refunded Swing Line Loans. Upon the making (or deemed making, in the case of the Swing Line Lender) of any Revolving Loans pursuant to this clause (b), the amount so funded shall become outstanding under such Lender's Revolving Note and shall no longer be owed under the Swing Line Note. All interest payable with respect to any Revolving Loans made (or deemed made, in the case of the Swing Line Lender) pursuant to this clause (b) shall be appropriately adjusted to reflect the period of time during which the Swing Line Lender had outstanding Swing Line Loans in respect of which such Revolving Loans were made. Each Lender's obligation (in the case of Lenders with a Revolving Loan Commitment) to make the Revolving Loans referred to in this clause (b) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) the acceleration or maturity of any Loans or the termination of any Commitment after the making of any Swing Line Loan; (v) any breach of this Agreement or any other Loan Document by the Borrower or any Lender; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

      SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 12:00 noon, New York time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one Business Day's notice (in the case of a conversion of LIBO Rate Loans to Base Rate Loans) or three Business Days' notice (in the case of a continuation of LIBO Rate Loans or a conversion of Base Rate Loans into LIBO Rate Loans) nor more than five Business Days' notice (in the case of any Loans) that all, or any portion in a minimum amount of $500,000 or any larger integral multiple of $100,000, be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of the relevant Lenders, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

      SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or

Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan, so long as such action does not result in increased costs to the Borrower; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility; and provided, further, however, that, except for purposes of determining whether any such increased costs are payable by the Borrower, such Lender shall cause such foreign branch, Affiliate or international banking facility to comply with the applicable provisions of clause (b) of Section 4.6 with respect to such LIBO Rate Loan. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank Eurodollar market.

      SECTION 2.6. Issuance Procedures. By delivering to the Administrative Agent an Issuance Request on or before 12:00 noon, New York time, on a Business Day, the Borrower may, from time to time irrevocably request, on not less than three nor more than ten Business Days' notice (or such shorter or longer notice as may be acceptable to the Issuer), in the case of an initial issuance of a Letter of Credit, and not less than three nor more than ten Business Days' notice (unless a shorter or longer notice period is acceptable to the Issuer) prior to the then existing Stated Expiry Date of a Letter of Credit, in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit, that the Issuer issue, or extend the Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit on behalf of the Borrower (whether issued for the account of or on behalf of the Borrower or any of its Subsidiaries) in such form as may be requested by the Borrower and approved by the Issuer, for the purposes described in Section 7.1.9. Notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the Issuer upon each Disbursement paid under a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is the Borrower or a Subsidiary of the Borrower). Upon receipt of an Issuance Request, the Administrative Agent shall promptly notify the Issuer and each Lender thereof. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of (i) the sixth anniversary of the Closing Date or (ii) one year from the date of its issuance; provided that, notwithstanding the terms of clause (ii) above, a Letter of Credit may, if required by the beneficiary thereof, contain "evergreen" provisions pursuant to which the Stated Expiry Date shall be automatically extended, unless notice to the contrary shall have been given to the beneficiary by the Issuer or the account party more than a specified period prior to the then existing Stated Expiry Date. The Issuer will make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder.

      SECTION 2.6.1. Other Lenders' Participation. Upon the issuance of each Letter of Credit issued by the Issuer pursuant hereto, and without further action, each Lender (other than the Issuer) that has a Revolving Loan Commitment shall be deemed to have irrevocably purchased from the Issuer, to the extent of its Percentage in respect of Revolving Loans, and the Issuer shall be deemed to have irrevocably granted and sold to such Lender a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation and all rights with respect thereto), and such Lender shall, to the extent of its Percentage in respect of Revolving Loans, be responsible for reimbursing promptly (and in any event within one Business Day) the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.6.3. In addition, such Lender shall, to the extent of its Percentage in respect of Revolving Loans, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation. To the extent that any Lender has reimbursed the Issuer for a Disbursement as required by this Section, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement.

      SECTION 2.6.2. Disbursements; Conversion to Revolving Loans. The Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any drawing under any Letter of Credit issued by the Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 12:30 p.m., New York time, on the first Business Day following the Disbursement Date (the "Disbursement Due Date"), the Borrower will reimburse the Administrative Agent, for the account of the Issuer, for all amounts which the Issuer has disbursed under such Letter of Credit, together with interest thereon at the rate per annum otherwise applicable to Revolving Loans (made as Base Rate Loans) from and including the Disbursement Date to but excluding the Disbursement Due Date and, thereafter (unless such Disbursement is converted into a Base Rate Loan on the Disbursement Due Date), at a rate per annum equal to the rate per annum then in effect with respect to overdue Revolving Loans (made as Base Rate Loans) pursuant to Section 3.2.2 for the period from the Disbursement Due Date through the date of such reimbursement; provided, however, that, if no Default shall have then occurred and be continuing, unless the Borrower has notified the Administrative Agent no later than one Business Day prior to the Disbursement Due Date that it will reimburse the Issuer for the applicable Disbursement, then the amount of the Disbursement shall be deemed to be a Borrowing of Revolving Loans constituting Base Rate Loans and following the giving of notice thereof by the Administrative Agent to the Lenders, each Lender with a Revolving Loan Commitment (other than the Issuer) will deliver to the Issuer on the Disbursement Due Date immediately available funds in an amount equal to such Lender's Percentage of such Borrowing. Each conversion of Disbursement amounts into Revolving Loans shall constitute a representation and warranty by the Borrower that on the date of the making of such Revolving Loans all of the statements set forth in Section 5.2.1 are true and correct.

      SECTION 2.6.3. Reimbursement. The obligation (a "Reimbursement Obligation") of the Borrower under Section 2.6.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon) not converted into a Base Rate Loan pursuant to Section 2.6.2, and, upon the Borrower failing or electing not to reimburse the Issuer and the giving of notice thereof by the Administrative Agent to the Lenders, each Lender's (to the extent it has a Revolving Loan Commitment) obligation under Section 2.6.1 to reimburse the Issuer or fund its Percentage of any Disbursement converted into a Base Rate Loan, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against the Issuer or any such Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer.

      SECTION 2.6.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Event of Default of the type described in clauses (b) through (d) of Section 8.1.9 with respect to any Obligor (other than immaterial Subsidiaries) or, with notice from the Administrative Agent acting at the direction of the Required Lenders, upon the occurrence and during the continuation of any other Event of Default,

            (a) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

            (b) upon notification by the Administrative Agent to the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by the Issuer.

Any amounts so payable by the Borrower pursuant to this Section shall be deposited in cash with the Administrative Agent and held as collateral security for the Obligations in connection with the Letters of Credit issued by the Issuer. At such time as the Events of Default giving rise to the deemed disbursements hereunder shall have been cured or waived, the Administrative Agent shall return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section, together with accrued interest at the Federal Funds Rate, which have not been applied to the satisfaction of such Obligations.

      SECTION 2.6.5. Nature of Reimbursement Obligations. The Borrower and, to the extent set forth in Section 2.6.1, each Lender with a Revolving Loan Commitment, shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The

Issuer (except to the extent of its own gross negligence or willful misconduct) shall not be responsible for:

            (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

            (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

            (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

            (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

            (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Lender with a Revolving Loan Commitment hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon the Borrower, each Obligor and each such Lender, and shall not put the Issuer under any resulting liability to the Borrower, any Obligor or any such Lender, as the case may be.

      SECTION 2.7.  Register; Notes.

            (a) Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (b)(ii) below, execution and delivery of a Note evidencing the Loans made by such Lender to the Borrower, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to maintain such account or accounts shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

            (b)(i) The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for the purpose of this clause (b), to maintain a register (the "Register") on which the Administrative Agent will record each Administrative Lender's Commitment, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 10.11.1. Failure to make any recordation, or any error in such recordation, shall not affect the Borrower's obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan (and as provided in clause (ii) the Note evidencing such Loan, if any) is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender's Commitment and the Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the assignor thereof. No assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

            (ii) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender, as applicable, a Revolving Note, a Term-A Note and a Term-B Note and a Swing Line Note evidencing the Loans made by such Lender. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor. The Loans evidenced by any such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.11.1) be represented by one or more Notes payable to the order of the payee named therein and its registered assigns. A Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the obligation evidenced thereby in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of an obligation evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such obligation, accompanied by a Lender Assignment Agreement duly executed by the assignor thereof, and thereupon, if requested by the assignee, one or more new Notes shall be issued to the designated assignee and the old Note shall be returned by the Administrative Agent to the Borrower marked "exchanged". No assignment of a Note and the obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this Section.


                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

      SECTION 3.1. Repayments and Prepayments; Application.

      SECTION 3.1.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, the Borrower

            (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any

                  (i) Loans (other than Swing Line Loans); provided, however, that

                        (A) any such prepayment of the Term-A Loans or Term-B
                  Loans shall be made pro rata among Term-A Loans and Term-B Loans, as applicable, of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Term-A Loans or Term-B Loans, and any such prepayment of Revolving Loans shall be made pro rata among the Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Revolving Loans;

                        (B) the Borrower shall comply with Section 4.4 in the
                  event that any LIBO Rate Loan is prepaid on any day other than the last day of the Interest Period for such Loan;

                        (C) all such voluntary prepayments shall require at
                  least one Business Day's notice in the case of Base Rate Loans, three Business Days' notice in the case of LIBO Rate Loans, but no more than five Business Days' notice in the case of any Loans, in each case in writing to the Administrative Agent; and

                        (D) all such voluntary partial prepayments shall be in
                  an aggregate amount of $500,000 or any larger integral multiple of $100,000 or in the aggregate principal amount of all Loans of the applicable Tranche and type then outstanding; or

                  (ii) Swing Line Loans, provided that

                        (A) all such voluntary prepayments shall require prior
                  telephonic notice to the Swing Line Lender on or before 1:00 p.m., New York City time, on the day of such prepayment (such notice to be confirmed in writing by the Borrower within 24 hours thereafter); and

                        (B) all such voluntary partial prepayments shall be in
                  an aggregate amount of $50,000 and an integral multiple of $10,000 or in the aggregate principal amount of all Swing Line Loans then outstanding;

            (b) shall, on each date when any reduction in the then applicable Borrowing Base Amount shall become effective, make a mandatory prepayment of Revolving Loans or all Swing Line Loans (or both) and (if necessary) deposit with the Administrative Agent cash collateral for Letter of Credit Outstandings, in an aggregate amount equal to the excess, if any, of the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans and (ii) the aggregate amount of all Letter of Credit Outstandings over the then applicable Borrowing Base Amount;

            (c) shall, no later than five Business Days following the delivery by the Borrower of its annual audited financial reports required pursuant to clause (b) of Section 7.1.1 (beginning with the financial reports delivered in respect of the 1998 Fiscal Year), deliver to the Administrative Agent a calculation of the Excess Cash Flow for the Fiscal Year (or, in the case of the 1998 Fiscal Year, the period from August 31, 1997 through June 30, 1998) last ended and, no later than five Business Days following the delivery of such calculation, make a mandatory prepayment of the Term Loans in an amount equal to (i) 50% of the Excess Cash Flow (if any) for such Fiscal Year (or period) less (ii) the aggregate amount of all voluntary prepayments of the principal of the Term Loans actually made in such Fiscal Year pursuant to clause (a) of Section 3.1.1, to be applied as set forth in Section 3.1.2; provided, however, that no such prepayment shall be required to be made to the extent that the amount of Debt as reduced by giving effect to such prepayment would result in a Leverage Ratio of 3.50:1 or less as of the end of the immediately preceding Fiscal Quarter;

            (d) shall, not later than one Business Day following the receipt of any Net Disposition Proceeds or Net Debt Proceeds by the Borrower or any of its Restricted Subsidiaries, deliver to the Administrative Agent a calculation of the amount of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, and, to the extent the amount of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, with respect to any single transaction or series of related transactions, exceeds $2,500,000, make a mandatory prepayment of the Term Loans in an amount equal to 100% of such

      Net Disposition Proceeds or Net Debt Proceeds, as the case may be, to be applied as set forth in Section 3.1.2; provided, that no mandatory prepayment on account of such Net Disposition Proceeds shall be required under this clause if the Borrower informs the Agents no later than 30 days following the receipt of any Net Disposition Proceeds of its or its Restricted Subsidiary's good faith intention to apply such Net Disposition Proceeds to the acquisition of other assets or property consistent with the DecisionOne Business (including by way of merger or investment) within 365 days following the receipt of such Net Disposition Proceeds, with the amount of such Net Disposition Proceeds unused after such 365 day period being applied to the Loans as set forth in Section 3.1.2;

            (e) shall, concurrently with the receipt of any Net Equity Proceeds by the Borrower or any of its Restricted Subsidiaries, deliver to the Administrative Agent a calculation of the amount of such Net Equity Proceeds, and no later than five Business Days following the delivery of such calculation, and, to the extent that the amount of such Net Equity Proceeds with respect to any single transaction or series of related transactions exceeds $2,500,000, make a mandatory prepayment of the Term Loans in an amount equal to 50% of such Net Equity Proceeds to be applied as set forth in Section 3.1.2;

            (f) shall, concurrently with the receipt by the Borrower or any of its Restricted Subsidiaries of any Casualty Proceeds in excess of $2,500,000 (individually or in the aggregate over the course of a Fiscal
      Year), deposit such Casualty Proceeds in an account maintained with the Administrative Agent and within 60 days following the receipt by the Borrower or any of its Restricted Subsidiaries of such Casualty Proceeds, direct the Administrative Agent to apply such Casualty Proceeds to prepay the Term Loans in an amount equal to 100% of such Casualty Proceeds, to be applied as set forth in Section 3.1.2; provided, that no mandatory prepayment on account of Casualty Proceeds shall be required under this clause if the Borrower informs the Agents no later than 60 days following the occurrence of the Casualty Event resulting in such Casualty Proceeds of its or its Restricted Subsidiary's good faith intention to apply such Casualty Proceeds to the rebuilding or replacement of the damaged, destroyed or condemned assets or property and in fact uses such Casualty Proceeds to rebuild or replace the damaged, destroyed or condemned assets or property within 365 days following the receipt of such Casualty Proceeds, with the amount of such Casualty Proceeds unused after such 365 day period being applied to the Loans pursuant to Section 3.1.2;

            (g) shall, on each date when any reduction in the Revolving Loan Commitment Amount shall become effective, including pursuant to Section 3.1.2, make a mandatory prepayment of Revolving Loans and Swing Line Loans and (if necessary) deposit with the Administrative Agent cash collateral for Letter of Credit Outstandings in an aggregate amount equal to the excess, if any, of the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans and (ii) the aggregate amount of all Letter of Credit Outstandings over the Revolving Loan Commitment Amount as so reduced;

            (h) shall, on the Stated Maturity Date and on each Quarterly Payment Date occurring during any period set forth below, make a scheduled repayment of the outstanding principal amount, if any, of Term-A Loans in an aggregate amount equal to the amount set forth below opposite such Stated Maturity Date or period, as applicable (as such amounts may have otherwise been reduced pursuant to this Agreement):


                                                      SCHEDULED
                                                      PRINCIPAL
                             PERIOD                   REPAYMENT
                    --------------------------------------------
                        7/1/98 to 9/30/99            $ 1,950,000
                    --------------------------------------------
                       10/1/99 to 9/30/00            $ 4,875,000
                    --------------------------------------------
                       10/1/00 to 9/30/01            $ 9,750,000
                    --------------------------------------------
                       10/1/01 to 9/30/02            $12,187,500
                    --------------------------------------------
                      10/1/02 to the Sixth           $19,500,000
                    Anniversary of the Closing
                              Date
                    --------------------------------------------

            (i) shall, on the Stated Maturity Date and on each Quarterly Payment Date occurring during any period set forth below, make a scheduled repayment of the outstanding principal amount, if any, of Term-B Loans in an aggregate amount equal to the amount set forth below opposite such Stated Maturity Date or period, as applicable (as such amounts may have otherwise been reduced pursuant to this Agreement):


                                                       SCHEDULED
                                                       PRINCIPAL
                               PERIOD                  REPAYMENT
                     --------------------------------------------
                         10/1/97 to 9/30/03           $   687,500
                     --------------------------------------------
                         10/1/03 to 9/30/04           $35,562,500
                     --------------------------------------------
                       10/1/04 to the Eighth          $29,062,500
                         Anniversary of the
                            Closing Date
                     --------------------------------------------

            (j) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans or Obligations pursuant to Section 8.2 or Section 8.3, repay all outstanding Loans and other Obligations, unless, pursuant to
      Section 8.3, only a portion of all Loans and other Obligations are so accelerated (in which case the portion so accelerated shall be so prepaid).

      Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No prepayment of principal of any Revolving Loans or Swing Line Loans pursuant to clause (a), (b) or (j) of this Section 3.1.1 shall cause a reduction in the Revolving Loan Commitment Amount or the Swing Line Loan Commitment Amount, as the case may be.

      SECTION 3.1.2. Application. (a) Subject to clause (b) below, each prepayment or repayment of principal of the Loans of any Tranche shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, to the principal amount thereof being maintained as LIBO Rate Loans.

      (b) Each prepayment of Term Loans made pursuant to clauses (a), (c), (d),
(e), and (f) of Section 3.1.1 shall be applied, (i) on a pro rata basis, to the outstanding principal amount of all remaining Term-A Loans and Term-B Loans and
(ii) in respect of each Tranche of Term Loans, in direct order of maturity of the remaining scheduled quarterly amortization payments in respect thereof, until all such Term-A Loans and Term-B Loans have been paid in full; provided, however, that if the Borrower at any time elects in writing, in its sole discretion, to permit any Lender that has Term-B Loans to decline to have such Loans prepaid, then any Lender having Term-B Loans outstanding may, by delivering a notice to the Agents at least one Business Day prior to the date that such prepayment is to be made, decline to have such Loans prepaid with the amounts set forth above, in which case 50% of the amounts that would have been applied to a prepayment of such Lender's Term-B Loans shall instead be applied to a prepayment of the Term-A Loans (until paid in full), with the balance being retained by the Borrower.

      SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of the Loans shall accrue and be payable in accordance with this Section 3.2.

      SECTION 3.2.1. Rates.

       (a) Each Base Rate Loan shall accrue interest on the unpaid principal amount thereof for each day from and including the day upon which such Loan was made or converted to a Base Rate Loan to but excluding the date such Loan is repaid or converted to a LIBO Rate Loan at a rate per annum equal to the sum of the Alternate Base Rate for such day plus the Applicable Margin for such Loan on such day.

      (b) Each LIBO Rate Loan shall accrue interest on the unpaid principal amount thereof for each day during each Interest Period applicable thereto at a rate per annum equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin for such Loan on such day.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

      SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan shall have become due and payable (whether on the applicable Stated Maturity Date, upon acceleration or otherwise), or any other monetary Obligation (other than overdue Reimbursement Obligations which shall bear interest as provided in Section 2.6.2) of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to (a) in the case of any overdue principal of Loans, overdue interest thereon, overdue commitment fees or other overdue amounts in respect of Loans or other obligations (or the related Commitments) under a particular Tranche, the rate that would otherwise be applicable to Base Rate Loans under such Tranche pursuant to Section 3.2.1 plus 2% and (b) in the case of other overdue monetary Obligations, the rate that would otherwise be applicable to Revolving Loans that were Base Rate Loans plus 2%.

      SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

            (a) on the Stated Maturity Date therefor;

            (b) in the case of a LIBO Rate Loan, on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan, to the extent of the unpaid interest accrued through such date on the principal so paid or prepaid;

            (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the date of the initial Borrowing hereunder;

            (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, at intervals of three months after the first day of such Interest Period);

            (e) with respect to the principal amount of any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

            (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans, Reimbursement Obligations or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

      SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this
Section 3.3. All such fees shall be non-refundable.

      SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender that has a Revolving Loan Commitment, for each day during the period (including any portion thereof when any of the Lenders' Revolving Loan Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Closing Date and continuing to but excluding the Revolving Loan Commitment Termination Date, a commitment fee on such Lender's Percentage of the unused portion, whether or not then available, of the Revolving Loan Commitment Amount (net of Letter of Credit Outstandings) for such day at a rate per annum equal to the Applicable Commitment Fee for such day. Such commitment fee shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Closing Date, and on the Revolving Loan Commitment Termination Date. The making of Swing Line Loans shall not constitute usage of the Revolving Loan Commitment with respect to the calculation of commitment fees to be paid by the Borrower to the Lenders. Any term or provision hereof to the contrary notwithstanding, commitment fees payable for any period prior to the Closing Date shall be payable in accordance with the Fee Letter. Payments by the Borrower to the Swing Line Lender in respect of accrued interest on Swing Line Loans shall be net of the commitment fee payable in respect of the Swing Line Lender's Revolving Loan Commitment.

      SECTION 3.3.2. Administrative Agent Fee. The Borrower agrees to pay an annual administration fee to the Administrative Agent, for its own account, in the amount set forth in the Administrative Agent's Fee Letter, payable in advance on the Closing Date and quarterly thereafter.

      SECTION 3.3.3. Letter of Credit Fee. The Borrower agrees to pay to the Administrative Agent, for the pro rata account of the Issuer and each other Lender that has a Revolving Loan Commitment, a Letter of Credit fee for each day on which there shall be any Letters of Credit outstanding in an amount equal to
(i) with respect to each standby Letter of Credit, a rate per annum equal to the then Applicable Margin for Revolving Loans maintained as LIBO Rate Loans, minus 1/8 of 1% per annum, multiplied by the Stated Amount of each such Letter of Credit; and (ii) with respect to each documentary Letter of Credit, 1.25% per annum multiplied by the Stated Amount of each such Letter of Credit, such fees being payable quarterly in arrears on each Quarterly Payment Date. The Borrower further agrees to pay to the Issuer quarterly in arrears on each Quarterly Payment Date, an issuance fee as specified in the Administrative Agent's Fee Letter.


                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

      SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law, in each case after the date upon which such Lender shall have become a Lender hereunder, makes it unlawful, or any central bank or other governmental authority asserts, after such date, that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert any Loans as or to LIBO Rate Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist (with the date of such notice being the "Reinstatement Date"), and (i) all LIBO Rate Loans previously made by such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion and (ii) all Loans thereafter made by such Lender and outstanding prior to the Reinstatement Date shall be made as Base Rate Loans, with interest thereon being payable on the same date that interest is payable with respect to the corresponding Borrowing of LIBO Rate Loans made by Lenders not so affected.

      SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have determined that (i) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Administrative Agent in its relevant market, or (ii) by reason of circumstances affecting the Administrative Agent's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans, then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

      SECTION 4.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans (excluding any amounts, whether or not constituting Taxes, referred to in Section 4.6) arising as a result of any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority that occurs after the date upon which such Lender became a Lender hereunder. Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

      SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan, but excluding any loss of margin after the date of any such conversion, repayment, prepayment or failure to borrow, continue or convert) as a result of (i) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise, (ii) any Loans not being borrowed as LIBO Rate Loans in accordance with the Borrowing Request therefor, or (iii) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/ Conversion Notice therefor, then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

      SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority, in each case occurring after the applicable Lender becomes a Lender hereunder, affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, participation in Letters of Credit or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable; provided, that such Lender may not impose materially greater costs on the Borrower than on other similarly situated borrowers by virtue of any such averaging or attribution method.

      SECTION 4.6. Taxes. (a) All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder (including Reimbursement Obligations, fees and expenses) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) any income, excise, stamp or franchise taxes and other similar taxes, fees, duties, withholdings or other charges imposed on either of the Agents as a result of a present or former connection between the applicable lending office (or office through which it performs any of its actions as Agent) of such Agent, and any income, excise, stamp or franchise taxes and other similar taxes, fees, duties, withholdings or other charges imposed on any Lender as a result of a present or former connection between the applicable lending office of such Lender, in each case, and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or taken any action to enforce, this Agreement and any Note) or
(ii) any income, excise, stamp or franchise taxes and other similar taxes, fees, duties, withholdings or other charges to the extent that they are in effect and would apply as of the date any Person becomes a Lender or Assignee Lender, or as of the date that any Lender changes its applicable lending office, to the extent such taxes become applicable as a result of such change (other than a change in an applicable lending office made pursuant to Section 4.10 below) (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will (i) pay directly to the relevant taxing authority the full amount required to be so withheld or deducted, (ii) promptly forward to the Administrative Agent an official receipt or other documentation available to the Borrower reasonably satisfactory to the Administrative Agent evidencing such payment to such authority, and (iii) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required, provided, however, that the Borrower shall not be required to pay any such additional amounts in respect of amounts payable to any Lender that is not organized under the laws of the United States or a state thereof if such Lender fails to comply with the requirements of clause (b) of Section 4.6.

      Moreover, if any Taxes are directly asserted against either of the Agents or any Lender with respect to any payment received by such Agents or such Lender hereunder, such Agents or such Lender may pay such Taxes and the Borrower will promptly pay to such Person such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person (including any Taxes on such additional amount) shall equal the amount of such Taxes paid by such Person; provided, however, that the Borrower shall not be obligated to make payment to the Lenders or the Agents (as the case may be) pursuant to this sentence in respect of penalties or interest attributable to any Taxes, if written demand therefor has not been made by such Lenders or the Agents within 60 days from the date on which such Lenders or the Agents knew of the imposition of Taxes by the relevant taxing authority or for any additional imposition which may arise from the failure of the Lenders or the Agents to apply payments in accordance with the tax law after the Borrower has made the payments required hereunder; provided, further, that the Borrower shall not be required to pay any such additional amounts in respect of any amounts payable to any Lender or the Agent (as the case may be) that is not organized under the laws of the United States or a state thereof to the extent the related Tax is imposed as a result of such Lender failing to comply with the requirements of clause (b) of Section 4.6. After the Lenders or the Agents (as the case may be) learn of the imposition of Taxes, such Lenders and the Agents will act in good faith to notify the Borrower of its obligations hereunder as soon as reasonably possible.

      If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure.

      (b) Each Non-U.S. Lender shall, (i) on or prior to the date of the execution and delivery of this Agreement, in the case of each Lender listed on the signature pages hereof, or, in the case of an Assignee Lender, on or prior to the date it becomes a Lender, execute and deliver to the Borrower and the Administrative Agent, two or more (as the Borrower or the Agents may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or, solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", United States Internal Revenue Service Forms W-8 and a certificate signed by a duly authorized officer of such Lender representing that such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, or such other forms or documents (or successor forms or documents), appropriately completed, establishing that payments to such Lender are exempt from withholding or deduction of Taxes; and (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or documents on or before the date that any such form or document expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent such form or document previously delivered by it to the Borrower.

      (c) If the Borrower determines in good faith that a reasonable basis exists for contesting the imposition of a Tax with respect to a Lender or either of the Agents, the relevant Lender or Agent, as the case may be, shall cooperate with the Borrower in challenging such Tax at the Borrower's expense if requested by the Borrower; provided, however, that nothing in this Section 4.6 shall require any Lender to submit to the Borrower or any other Person any tax returns or any part thereof, or to prepare or file any tax returns other than as such Lender in its sole discretion shall determine.

      (d) If a Lender or an Agent shall receive a refund (including any offset or credits from a taxing authority (as a result of any error in the imposition of Taxes by such taxing authority)) of any Taxes paid by the Borrower pursuant to subsection 4.6(a) above, such Lender or the Agent (as the case may be) shall promptly pay the Borrower the amount so received, with interest from the taxing authority with respect to such refund.

      (e) Each Lender and each Agent agrees, to the extent reasonable and without material cost to it, to cooperate with the Borrower to minimize any amounts payable by the Borrower under this Section 4.6.

      SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by or on behalf of the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders, Agents or Arranger, as applicable, entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 1:00 p.m., New York time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender, Agent or Arranger, as the case may be, its share, if any, of such payments received by the Administrative Agent for the account of such Lender, Agent or Arranger, as the case may be. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (i) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

      SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or Reimbursement Obligations (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders entitled thereto, such Lender shall purchase from the other Lenders such participation in the Credit Extensions made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (i) the amount of such selling Lender's required repayment to the purchasing Lender in respect of such recovery, to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

      SECTION 4.9. Setoff. Each Lender shall, upon the occurrence of any Event of Default described in clauses (b) through (d) of Section 8.1.9 with respect to any Obligor (other than immaterial Subsidiaries) or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, to the fullest extent permitted by law, have the right to appropriate


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
and apply to the payment of the Obligations then due to it, and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or otherwise held by such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

      SECTION 4.10. Mitigation. Each Lender agrees that if it makes any demand for payment under Sections 4.3, 4.4, 4.5, or 4.6, or if any adoption or change of the type described in Section 4.1 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Section 4.3, 4.4, 4.5, or 4.6, or would eliminate or reduce the effect of any adoption or change described in Section 4.1.

      SECTION 4.11. Replacement of Lenders. Each Lender hereby severally agrees as set forth in this Section. If any Lender (a "Subject Lender") makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section 4.3, 4.5 or 4.6, or gives notice pursuant to Section 4.1 requiring a conversion of such Subject Lender's LIBO Rate Loans to Base Rate Loans or suspending such Lender's obligation to make Loans as, or to convert Loans into, LIBO Rate Loans, the Borrower may, within 90 days of receipt by the Borrower of such demand or notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation), as the case may be, give notice (a "Replacement Notice") in writing to the Agents and such Subject Lender of its intention to replace such Subject Lender with a financial institution (a "Replacement Lender") designated in such Replacement Notice. If the Agents shall, in the exercise of their reasonable discretion and within 30 days of their receipt of such Replacement Notice, notify the Borrower and such Subject Lender in writing that the designated financial institution is satisfactory to the Agents (such consent not being required where the Replacement Lender is already a Lender), then such Subject Lender shall, subject to the payment of any amounts due pursuant to Section 4.4, assign, in accordance with Section 10.11.1, all of its Commitments, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents (including, without limitation, Reimbursement Obligations) to such designated financial institution; provided, however, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Subject Lender and such designated financial institution and (ii) the purchase price paid by such designated financial institution shall be in the amount of such Subject Lender's Loans and its Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 4.3, 4.5 and


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
4.6), owing to such Subject Lender hereunder. Upon the effective date of an assignment described above, the Borrower shall issue a replacement Note or Notes, as the case may be, to such designated financial institution or Replacement Lender, as applicable, and such institution shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.


                                    ARTICLE V

                         CONDITIONS TO CREDIT EXTENSIONS

      SECTION 5.1. Initial Credit Extension. The obligations of the Lenders and, if applicable, the Issuer to fund the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

      SECTION 5.1.1. Resolutions, etc. The Agents shall have received from each Obligor a certificate, dated the date of the initial Credit Extension, of its Secretary or Assistant Secretary as to (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by it, and (ii) the incumbency and signatures of those of its officers authorized to act with respect to each Loan Document executed by it, upon which certificate each Agent and each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of such Obligor canceling or amending such prior certificate.

      SECTION 5.1.2. Transaction Documents. The Agents shall have received (with copies for each Lender that shall have expressly requested copies thereof) copies of fully executed versions of the Transaction Documents, certified to be true and complete copies thereof by an Authorized Officer of the Borrower. The Merger Agreement shall be in full force and effect and shall not have been modified or waived in any material respect, nor shall there have been any forbearance to exercise any material rights with respect to any of the terms or provisions relating to the conditions to the consummation of the Merger set forth in the Merger Agreement unless otherwise agreed to by the Required Lenders.

      SECTION 5.1.3. Consummation of Merger. The Agents shall have received evidence satisfactory to each of them that all actions necessary to consummate the Merger (including the filing of the Certificate of Merger with the Secretary of State of the State of Delaware) shall have been taken in accordance with
Section 251 of the Delaware General Corporation Law.

      SECTION 5.1.4. Closing Date Certificate. Each of the Agents shall have received, with counterparts for each Lender, the Closing Date Certificate, substantially in the form of Exhibit D hereto, dated the date of the initial Credit Extension and duly executed and delivered by the chief executive, financial or accounting (or equivalent) Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Borrower made as of such


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
date under this Agreement, and, at the time such certificate is delivered, such statements shall in fact be true and correct.

      SECTION 5.1.5. Delivery of Notes. The Agents shall have received, for the account of each Lender that shall have requested a Note not less than two Business Days prior to the Closing Date, a Note of each applicable Tranche duly executed and delivered by the Borrower.

      SECTION 5.1.6. [Intentionally Omitted].

      SECTION 5.1.7. Pledge Agreements. The Agents shall have received executed counterparts of

            (a) the Holdings Guaranty and Pledge Agreement, dated as of the date hereof, duly executed by an Authorized Officer of Holdings, together with the certificates evidencing all of the issued and outstanding shares of Capital Stock of the Borrower which shall be pledged pursuant to the Holdings Guaranty and Pledge Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank; and

            (b) the Borrower Pledge Agreement, dated as of the date hereof, duly executed by the Borrower together with (i) the certificates evidencing all of the issued and outstanding shares of Capital Stock of each Material Subsidiary, if any, of the Borrower which shall be pledged pursuant to the Borrower Pledge Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank and (ii) the Intercompany Note duly indorsed to the order of the Administrative Agent;

provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pledge in excess of 65% of the outstanding voting stock of any Non-U.S. Subsidiary. If any securities pledged pursuant to a Pledge Agreement are uncertificated securities or are held through a financial intermediary, the Administrative Agent shall have received confirmation and evidence satisfactory to it that appropriate book entries have been made in the relevant books or records of a financial intermediary or the issuer of such securities, as the case may be, or other appropriate steps have been taken under applicable law resulting in the perfection of the security interest granted in favor of the Administrative Agent in such securities pursuant to the terms of the applicable Pledge Agreement.

      SECTION 5.1.8. Security Agreement. The Agents shall have received executed counterparts of the Borrower Security Agreement, dated as of the date hereof, duly executed by the Borrower, together with

            (a) executed Uniform Commercial Code financing statements (Form UCC-1) naming the Borrower as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, to be filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent,


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
      desirable to perfect the security interest of the Administrative Agent pursuant to the Security Agreements (provided that perfection of security interests in (i) motor vehicles shall not be required and (ii) certain intellectual property collateral owned as of the Closing Date by the Borrower shall be completed in accordance with Section 7.1.11); and

            (b) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agents, dated a date reasonably near to the date of the initial Credit Extension, listing all effective financing statements which name the Borrower (under its present name and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clause (a) above, together with copies of such financing statements.

      SECTION 5.1.9. Financial Information, etc. The Agents shall have received, with counterparts for each Lender,

            (a) the (i) audited consolidated balance sheets of DOH and its Subsidiaries as at June 30, 1995 and June 30, 1996 and the audited consolidated statements of operations, cash flows and stockholders' equity for the fiscal years ended June 30, 1994, June 30, 1995 and June 30, 1996 and (ii) unaudited consolidated balance sheet of DOH and its Subsidiaries as at March 31, 1997 and unaudited consolidated statements of operations, cash flows and stockholders' equity for the nine months then ended (collectively, the "Base Financial Statements") ;

            (b) a pro forma consolidated balance sheet of the Borrower and its Subsidiaries, as of March 31, 1997 (the "Pro Forma Balance Sheet"), certified by the chief financial or accounting Authorized Officer of the Borrower, giving effect to the consummation of the Transaction and the contribution by Holdings of certain of its Subsidiaries to the Borrower on May 29, 1997 and reflecting the proposed legal and capital structure of the Borrower, which legal and capital structure shall be satisfactory in all respects to the Arranger and the Syndication Agent; and

            (c) a Borrowing Base Certificate, dated the date of the initial Credit Extension and calculated as of June 30, 1997, duly executed (with all schedules thereto completed) and delivered by an Authorized Officer of the Borrower.

      SECTION 5.1.10. Solvency, etc. The Agents shall have received a solvency certificate from the chief financial Authorized Officer of the Borrower, dated the date of the initial Borrowing, in form and substance satisfactory to the Agents.

      SECTION 5.1.11. Equity Issuance, Discount Debenture Issuance, Subordinated Debt Issuance, Closing Date Dividend and Intercompany Loan. The Agents shall have received evidence satisfactory to each of them that (i) the Equity Issuance shall have been effected as described in clause (a) of the fourth recital, (ii) MergerSub received not less than $85,000,000 in


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
gross cash proceeds from the Discount Debenture Issuance, (iii) the Borrower received not less than $150,000,000 in gross cash proceeds from the Subordinated Debt Issuance, (iv) the Borrower made Closing Date Dividend and/or the Intercompany Loan to Holdings and (v) Holdings shall have applied the proceeds of the Equity Issuance, the Discount Debenture Issuance and the Closing Date Dividend and/or the Intercompany Loan to pay the cash portion of the consideration payable to existing shareholders of DOH in connection with the Merger and related fees and expenses or, in each case, that arrangements satisfactory to the Agents for the making and receipt of such payments shall have been made.

      SECTION 5.1.12. Litigation. There shall exist no pending or threatened material litigation, proceedings or investigations which (x) contests the consummation of the Transaction or (y) could reasonably be expected to have a material adverse effect on the financial condition, operations, assets, businesses, properties or prospects of Holdings, the Borrower, or any of their respective Subsidiaries, taken as a whole.

      SECTION 5.1.13. Material Adverse Change. There shall have occurred no material adverse change in the financial condition, operations, assets, business, properties or prospects of Holdings and its Subsidiaries, taken as a whole, since June 30, 1996.

      SECTION 5.1.14. Reliance Letters. The Agents shall, unless otherwise agreed, have received reliance letters, dated the date of the making of the initial Credit Extension and addressed to each Lender and each Agent, in respect of each of the legal opinions (other than "disclosure" and other similar opinions) delivered in connection with the Transaction.

      SECTION 5.1.15. Opinions of Counsel. The Agents shall have received opinions, dated the date of the initial Credit Extension and addressed to the Agents and all Lenders from

            (a) Davis Polk & Wardwell, special New York counsel to each of the Obligors, in substantially the form of Exhibit K-1 hereto;

            (b) Morgan, Lewis & Bokius LLP, special Pennsylvania counsel, in substantially the form of Exhibit K-2 hereto; and

            (c) Vincent Dadamo, Esq., Associate General Counsel of the Borrower, in substantially the form of Exhibit K-3 hereto.

      SECTION 5.1.16. Insurance. The Agents shall have received satisfactory evidence of the existence of insurance in compliance with Section 7.1.4 (including all endorsements included therein), and the Administrative Agent shall be named additional insured or loss payee, on behalf of the Lenders, pursuant to documentation reasonably satisfactory to the Agents and the Borrower.


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
      SECTION 5.1.17. Perfection Certificate. The Administrative Agent shall have received the Perfection Certificate, dated as of the date of the initial Credit Extension, duly executed and delivered by an Authorized Officer of the Borrower.

      SECTION 5.1.18. Closing Fees, Expenses, etc. The Agents and the Arranger shall have received, each for its own respective account, or, in the case of the Administrative Agent, for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3, if then invoiced.

      SECTION 5.1.19. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be reasonably satisfactory in form and substance to the Agents and their counsel; the Agents and their counsel shall have received all information, approvals, opinions, documents or instruments as the Agents or their counsel may reasonably request.

      SECTION 5.2. All Credit Extensions. The obligation of each Lender and, if applicable, the Issuer, to make any Credit Extension (including its initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

      SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension the following statements shall be true and correct:

            (a) the representations and warranties set forth in Article VI and in each other Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

            (b) the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans, plus (ii) the aggregate amount of all Letter of Credit Outstandings, does not exceed the lesser of (x) the then existing Revolving Loan Commitment Amount and (y) the then applicable Borrowing Base Amount; and

            (c) no Default shall have then occurred and be continuing.

      SECTION 5.2.2. Credit Extension Request. Except with respect to the deemed issuance of the Existing Letters of Credit on the Closing Date, the Agents shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the Borrower of proceeds of any Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect thereto and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.


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                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      In order to induce the Lenders, the Issuer and the Agents to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants unto the Agents, the Issuer and each Lender as set forth in this
Article VI.

      SECTION 6.1. Organization, etc. The Borrower and each of its Restricted Subsidiaries (a) is a corporation validly organized and existing and in good standing to the extent required under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation to the extent required under the laws of each jurisdiction where the nature of its business requires such qualification, except to the extent that the failure to qualify would not reasonably be expected to result in a Material Adverse Effect, and (b) has full power and authority and holds all requisite governmental licenses, permits and other approvals to (i) enter into and perform its Obligations in connection with the Transaction and under this Agreement, the Notes and each other Loan Document to which it is a party and
(ii) own and hold under lease its property and to conduct its business substantially as currently conducted by it except, in the case of this clause
(b)(ii), where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it and the Borrower's and, where applicable, each such other Obligor's participation in the consummation of the Transaction, are within the Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Borrower's or any such Obligor's Charter Documents, (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Obligor, where such contravention, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (iii) result in, or require the creation or imposition of, any Lien on any of the Borrower's or any other Obligor's properties, except pursuant to the terms of a Loan Document.

      SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person, is required for the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party, or for the Borrower's and each such other Obligor's participation in the consummation of the Transaction, except as have been duly obtained or made and are in full force and effect or those which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect. None of the Borrower or any other Obligor, or any of the Borrower's Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as


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
amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 6.4. Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, in each case with respect to this Section 6.4 subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      SECTION 6.5. Financial Information. The Borrower has delivered to the Agents and each Lender copies of each of (i) the Base Financial Statements, and
(ii) a Pro Forma Balance Sheet. Each of the financial statements described above has been prepared, in the case of clause (i), in accordance with GAAP consistently applied and, in the case of clause (ii), on a basis substantially consistent with the basis used to prepare the financial statements referred to in clause (i), and (in the case of clause (i)) present fairly the consolidated financial condition of the corporations covered thereby as at the date thereof and the results of their operations for the periods then ended and (in the case of clause (ii)) include appropriate pro forma adjustments to give pro forma effect to the Transaction.

      SECTION 6.6. No Material Adverse Change. Since June 30, 1996, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Borrower and its Restricted Subsidiaries, taken as a whole.

      SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, labor controversy, arbitration or governmental investigation affecting any Obligor, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to result in a Material Adverse Effect except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule. No material adverse development has occurred in any litigation, action, labor controversy, arbitration or governmental investigation or other proceeding disclosed in Item
6.7 ("Litigation") of the Disclosure Schedule.

      SECTION 6.8. Subsidiaries. The Borrower has only those Subsidiaries (i) which are identified in Item 6.8 ("Existing Subsidiaries") of the Disclosure Schedule, or (ii) which are permitted to have been acquired in accordance with
Section 7.2.5 or 7.2.8.

      SECTION 6.9. Ownership of Properties. Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Subsidiaries owns good title to, or leasehold interests in, all of its properties and assets (other than insignificant properties and assets), real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens or material claims (including material infringement claims with respect to patents, trademarks, copyrights and the like), except as permitted pursuant to
Section 7.2.3.

      SECTION 6.10. Taxes. Each of Holdings, the Borrower and each of the Borrower's Restricted Subsidiaries has filed all Federal, State and other material tax returns required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      SECTION 6.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA, which, in either case, is reasonably expected to lead to a liability to such Pension Plan in excess of $10,000,000. No condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty other than such condition, event or transaction which would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule or otherwise approved by the Agents (such approval not to be unreasonably withheld or delayed), since the date of the last financial statement the Borrower has not increased any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA, except as would not have Material Adverse Effect.

      SECTION 6.12. Environmental Matters. Except as set forth in Item 6.12 ("Environmental Matters") of the Disclosure Schedule or as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse
Effect:

            (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries are, and continue to be, owned or leased by the Borrower and its Subsidiaries in compliance with all Environmental Laws;

            (b) there have been no past, and there are no pending or threatened
      (i) written claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) written complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law;

            (c) to the best knowledge of the Borrower, there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

            (d) the Borrower and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

            (e) no property now or, to the best knowledge of the Borrower, previously owned or leased by the Borrower or any of its Subsidiaries is listed or, to the knowledge of the Borrower or any of its Subsidiaries, proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

            (f) to the best knowledge of the Borrower, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

            (g) to the best knowledge of the Borrower, the Borrower and its Subsidiaries have not directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or to the knowledge of the Borrower or any of its Subsidiaries, proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list;

            (h) to the best knowledge of the Borrower, there are no polychlorinated biphenyls or friable asbestos present in a manner or condition at any property now or previously owned or leased by the Borrower or any Subsidiary of the Borrower; and

            (i) to the best knowledge of the Borrower, no conditions exist at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability to the Borrower or any of its Subsidiaries under any Environmental Law.

      SECTION 6.13. Regulations G, U and X. Neither the Borrower nor Holdings is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extension will be used in violation of F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

      SECTION 6.14. Accuracy of Information. All material factual information concerning the financial condition, operations or prospects of Holdings, the Borrower, and the Borrower's Restricted Subsidiaries heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agents, the Arranger, the Issuer or any Lender for purposes of or in


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
connection with this Agreement or any transaction contemplated hereby or with respect to the Transaction is, and all other such factual information hereafter furnished by or on behalf of the Borrower, or any of its Restricted Subsidiaries to the Agents, the Arranger, the Issuer or any Lender will be, taken as a whole, true and accurate in every material respect on the date as of which such information is dated or certified and such information is not, or shall not be, taken as a whole, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

      Any term or provision of this Section to the contrary notwithstanding, insofar as any of the factual information described above includes assumptions, estimates, projections or opinions, no representation or warranty is made herein with respect thereto; provided, however, that to the extent any such assumptions, estimates, projections or opinions are based on factual matters, the Borrower has reviewed such factual matters and nothing has come to its attention in the context of such review which would lead it to believe that such factual matters were not or are not true and correct in all material respects or that such factual matters omit to state any material fact necessary to make such assumptions, estimates, projections or opinions not misleading in any material respect.

      SECTION 6.15. Solvency. The Transaction (including, among other things, the incurrence of the initial Credit Extension hereunder, the incurrence by the Borrower of the Indebtedness represented by the Notes and the Subordinated Notes, the execution and delivery by the Subsidiary Guarantors, if any, of a Subsidiary Guaranty, the consummation of the Discount Debenture Issuance and the application of the proceeds of the Credit Extensions), will not involve or result in any fraudulent transfer or fraudulent conveyance under the provisions of Section 548 of the Bankruptcy Code (11 U.S.C. Section 101 et seq., as from time to time hereafter amended, and any successor or similar statute) or any applicable state law respecting fraudulent transfers or fraudulent conveyances. On the Closing Date, after giving effect to the Transaction, the Borrower is Solvent.


                                   ARTICLE VII

                                    COVENANTS

      SECTION 7.1. Affirmative Covenants. The Borrower agrees with the Agents, the Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.

      SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender and each Agent copies of the following financial statements, reports, notices and information:

            (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower (or, if the Borrower is required to file such information on a Form 10-Q with the Securities and Exchange Commission, promptly following such filing), a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter, together with the related consolidated statements of operations and cash flows for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter (it being understood that the foregoing requirement may be satisfied by delivery of the Borrower's report to the Securities and Exchange Commission on Form 10-Q, if any), certified by the president, chief executive officer, treasurer, assistant treasurer, controller or chief financial Authorized Officer of the Borrower;

            (b) as soon as available and in any event within 105 days after the end of each Fiscal Year of the Borrower (or, if the Borrower is required to file such information on a Form 10-K with the Securities and Exchange Commission, promptly following such filing), a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein a consolidated balance sheet for the Borrower and its Subsidiaries as of the end of such Fiscal Year, together with the related consolidated statements of operations and cash flows for such Fiscal Year (it being understood that the foregoing requirement may be satisfied by delivery of the Borrower's report to the Securities and Exchange Commission on Form 10-K, if any), in each case certified (without any Impermissible Qualification) by Deloitte & Touche LLP or another "Big Six" firm of independent public accountants, together with a certificate from such accountants as to whether, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default that has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof;

            (c) together with the delivery of the financial information required pursuant to clauses (a) and (b), a Compliance Certificate, in substantially the form of Exhibit E, executed by the president, chief executive officer, treasurer, assistant treasurer, controller or chief financial Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agents) compliance with the financial covenants set forth in Section 7.2.4;

            (d) as soon as possible and in any event within five Business Days after obtaining knowledge of the occurrence of any Default, if such Default is then continuing, a statement of the president, chief executive officer, treasurer, assistant treasurer, controller or chief financial Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken or proposes to take with respect thereto;

            (e) as soon as possible and in any event within ten Business Days after (x) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in
      Section 6.7 or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 6.7, notice thereof and of the action which the Borrower has taken or proposes to take with respect thereto;

            (f) promptly after the sending or filing thereof, copies of all reports and registration statements (other than exhibits thereto and any registration statement on Form S-8 or its equivalent) which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

            (g) as soon as practicable after the chief financial officer or the chief executive officer of the Borrower or a member of the Borrower's Controlled Group becomes aware of (i) formal steps in writing to terminate any Pension Plan or (ii) the occurrence of any event with respect to a Pension Plan which, in the case of (i) or (ii), could reasonably be expected to result in a contribution to such Pension Plan by (or a liability to) the Borrower or a member of the Borrower's Controlled Group in excess of $10,000,000, (iii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA in an amount in excess of $10,000,000, (iv) the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that the Borrower furnish a bond to the PBGC or such Pension Plan in an amount in excess of $10,000,000 or (v) any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

            (h) within 25 days after the end of each calendar month, a Borrowing Base Certificate that is calculated as of the last day of such calendar month; and

            (i) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

      SECTION 7.1.2. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation) (i) except as permitted under Section 7.2.8, the maintenance and preservation of its corporate existence and qualification as a foreign corporation, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and (ii) the payment, before the same become delinquent, of all material taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      SECTION 7.1.3. Maintenance of Properties. Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, the Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties (other than insignificant properties) in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

      SECTION 7.1.4. Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and with such provisions and endorsements as the Agents may reasonably request and will, upon request of the Agents, furnish to the Agents and each Lender a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Restricted Subsidiaries in accordance with this Section.

      SECTION 7.1.5. Books and Records. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep books and records which accurately reflect in all material respects all of its business affairs and transactions and permit the Agents, the Issuer and each Lender or any of their respective representatives, at reasonable times and intervals, and upon reasonable notice, but, unless an Event of Default shall have occurred and be continuing, not more frequently than once in each Fiscal Year, to visit its corporate offices, to discuss its financial matters with its officers and, only in the presence of a representative of the Borrower (whose attendance at such discussion cannot be unreasonably refused), its independent public accountants (and the Borrower hereby authorizes such independent public accountants to discuss the Borrower's financial matters with the Issuer and each Lender or its representatives, so long as a representative of the Borrower is present) and to examine any of its books or other financial records. The cost and expense of each such visit shall be borne by the applicable Agent or Lender.

      SECTION 7.1.6. Environmental Covenant. The Borrower will and will cause each of its Subsidiaries to,

            (a) use and operate all of its facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, in each case except where the failure to comply with the terms of this clause could not reasonably be expected to have a Material Adverse Effect;

            (b) promptly notify the Agents and provide copies of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws which would have, or would reasonably be expected to have, a Material Adverse Effect, and promptly cure and have dismissed with prejudice any material actions and proceedings relating to compliance with Environmental Laws, except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books; and

            (c) provide such information and certifications which the Agents may reasonably request from time to time to evidence compliance with this
      Section 7.1.6.

      SECTION 7.1.7. Future Subsidiaries; Material Subsidiaries. The Borrower hereby covenants and agrees as follows:

            (a) Upon any Person (other than the Trademark Subsidiary and the IPO Subsidiary) becoming, after the Closing Date, a Material Subsidiary of the Borrower that is a U.S. Subsidiary, or (in the case of clause (a)(ii) below only) upon the Borrower or any Material Subsidiary of the Borrower that is a U.S. Subsidiary (other than the Trademark Subsidiary and the IPO Subsidiary) acquiring additional Capital Stock of any existing Material Subsidiary (other than an Unrestricted Subsidiary, the Trademark Subsidiary and the IPO Subsidiary), the Borrower shall notify the Agents of such acquisition, and

                  (i) the Borrower shall promptly cause such Material Subsidiary to execute and deliver to the Administrative Agent, with counterparts for each Lender, a Subsidiary Security Agreement (or a supplement thereto) (and, if such Material Subsidiary owns any real property, to the extent required by clause (b) of Section 7.1.8, a Mortgage), together with Uniform Commercial Code financing statements (form UCC-1) executed and delivered by the Material Subsidiary naming the Material Subsidiary as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, in appropriate form for filing under the Uniform Commercial Code and any other applicable recording statutes, in the case of real property, of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the Subsidiary Security Agreement or a Mortgage, as the case may be (other than the perfection of security interests in motor vehicles); and

                  (ii) the Borrower shall promptly deliver, or cause to be
            delivered, to the Administrative Agent under a Pledge Agreement (or a supplement thereto) certificates (if any) representing all of the issued and outstanding shares of Capital Stock of such Subsidiary (other than an Unrestricted Subsidiary, the Trademark Subsidiary and the IPO Subsidiary) owned by the Borrower or any Material Subsidiary of the Borrower that is a U.S. Subsidiary, as the case may be, along with undated stock powers for such certificates, executed in blank, or, if any securities subject thereto are uncertificated securities or are held through a financial intermediary, confirmation and evidence satisfactory to the Agents that appropriate book entries have been made in the relevant books or records of a financial intermediary or the issuer of such securities, as the case may be, or other appropriate steps shall have been taken under applicable law resulting in the perfection of the security interest granted in favor of the Administrative Agent pursuant to the terms of a Pledge Agreement;

      together, in each case, with such opinions, in form and substance and from counsel satisfactory to the Agents, as the Agents may reasonably require; provided, however, that notwithstanding the foregoing, no Non-U.S. Subsidiary shall be required to execute and deliver a Mortgage or a Subsidiary Security Agreement (or a supplement thereto), nor will the Borrower or any Subsidiary of the Borrower be required to deliver in pledge pursuant to a Pledge Agreement in excess of 65% of the total combined voting power of all classes of Capital Stock of a Non-U.S. Subsidiary entitled to vote.

            (b) Upon any Person (other than the Trademark Subsidiary and the IPO Subsidiary) becoming, after the Closing Date, a Material Subsidiary of the Borrower that is a U.S. Subsidiary, the Borrower shall notify the Agents of such event, and the Borrower shall promptly cause such Material Subsidiary to execute and deliver to the Administrative Agent, with counterparts for each Lender, a Subsidiary Guaranty together with such opinions, in form and substance and from counsel satisfactory to the Agents, as the Agents may reasonably require.

      SECTION 7.1.8. Future Leased Property and Future Acquisitions of Real Property; Future Acquisition of Other Property.

            (a) Prior to entering into any new lease of real property or renewing any existing lease of real property following the Closing Date, the Borrower shall, and shall cause each of its U.S. Subsidiaries (other than the Trademark Subsidiary and the IPO Subsidiary) that is a Restricted Subsidiary to, use its (and their) best efforts (which shall not require the expenditure of cash or the making of any material concessions under the relevant lease) to deliver to the Administrative Agent a Waiver executed by the lessor of any real property that is to be leased by the Borrower or such U.S. Subsidiary for a term in excess of one year in any state which by statute grants such lessor a "landlord's" (or similar) Lien which is superior to the Administrative Agent's, to the extent the value of any personal property of the Borrower or its U.S. Subsidiaries to be held at such leased property exceeds (or it is anticipated that the value of such personal property will, at any point in time during the term of such leasehold term, exceed) $10,000,000.

            (b) In the event that the Borrower or any of its U.S. Subsidiaries that is a Restricted Subsidiary shall acquire any real property having a value as determined in good faith by the Administrative Agent in excess of $5,000,000 in the aggregate, the Borrower or the applicable U.S. Subsidiary shall, promptly after such acquisition, execute a Mortgage and provide the Administrative Agent with (i) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable effectively to create a valid, perfected, first priority Lien, subject to Liens permitted by Section 7.2.3,


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
      against the properties purported to be covered thereby, (ii) mortgagee's title insurance policies in favor of the Agents and the Lenders in amounts and in form and substance and issued by insurers, reasonably satisfactory to the Agents, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as approved by the Agents, and such policies shall also include a revolving credit endorsement and such other endorsements as the Agents shall request and shall be accompanied by evidence of the payment in full of all premiums thereon, and (iii) such other approvals, opinions, or documents as the Agents may reasonably request.

            (c) In accordance with the terms and provisions of the Security Documents, the Borrower and each Material Subsidiary that is a U.S. Subsidiary (other than the Trademark Subsidiary and the IPO Subsidiary) shall provide the Agents with evidence of all recordings and filings as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create a valid, perfected first priority Lien, subject to the Liens permitted by Section 7.2.3, against all property acquired after the Closing Date (excluding motor vehicles and (except to the extent required under clause (b) of Section 7.1.8) leases of and fee interests in real property).

      SECTION 7.1.9. Use of Proceeds, etc. The Borrower shall

            (a) apply the proceeds of the Loans

                  (i) to pay, in part, through the Closing Date Dividend and/or the Intercompany Loan to Holdings, the cash portion of the obligations of Holdings in connection with the Transaction and to pay the transaction fees and expenses associated with the Transaction; provided, that not more than $10,000,000 of the proceeds from Revolving Loans may be used to finance the consummation of Transaction (including reasonably related transaction fees and expenses); and

                  (ii) in the case of Revolving Loans and Swing Line Loans, for working capital and general corporate purposes of the Borrower and its Subsidiaries; and

            (b) use Letters of Credit only for purposes of supporting working capital and general corporate purposes of the Borrower and its Subsidiaries.

      SECTION 7.1.10. Hedging Obligations. Within six months following the Closing Date, the Administrative Agent shall have received evidence satisfactory to it that the Borrower has entered into interest rate swap, cap, collar or similar arrangements designed to protect the Borrower against fluctuations in interest rates with respect to at least 50% of the aggregate principal amount of the Term Loans for a period of at least three years from the date the initial interest rate protection arrangement was obtained, with terms reasonably satisfactory to the Borrower and the Agents.


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
      SECTION 7.1.11. Undertaking. The Borrower will deliver to the Agents no later than 60 days after the Closing Date instruments or documents, in appropriate form for filing with the United States Patent and Trademark Office, sufficient to create and perfect a security interest in intellectual property owned as of the Closing Date by the Borrower.

      SECTION 7.2. Negative Covenants. The Borrower agrees with the Agents and each Lender that, until all Commitments have terminated, and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.

      SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage in any business activity, except the equipment maintenance and support services businesses and any businesses reasonably ancillary or related thereto (the "DecisionOne Business"); provided, however, that, any term or provision hereof (including this Section 7.2) to the contrary notwithstanding, (i) the Trademark Subsidiary shall conduct no business activity other than that directly connected with the ownership or licensing of trademarks, trade names, trade secrets, trade dress, service marks, patents, copyrights, mask works and other intellectual property associated with the DecisionOne Business and the licensing of such trademarks, trade names, trade secrets, trade dress, service marks, patents, copyrights, mask works and other intellectual property associated with the DecisionOne Business to Holdings and its Restricted Subsidiaries and the lending of the proceeds thereof to the Borrower and its Restricted Subsidiaries and (ii) the IPO Subsidiary shall conduct no business activity other than holding the promissory note issued by the Borrower to the IPO Subsidiary in the amount of $106,000,000, representing proceeds received from the April, 1996 Initial Public Offering, plus accrued interest thereon (including interest added to the principal thereof).

      SECTION 7.2.2. Indebtedness. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

            (a) Indebtedness outstanding on the Closing Date and identified in
      Item 7.2.2(a) ("Ongoing Indebtedness") of the Disclosure Schedule, and refinancings and replacements thereof in a principal amount not exceeding the principal amount of the Indebtedness so refinanced or replaced and with an average life to maturity of not less than the then average life to maturity of the Indebtedness so refinanced or replaced;

            (b) Indebtedness in respect of the Credit Extensions and other Obligations;

            (c) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries that is represented by Capitalized Lease Liabilities, mortgage financings or purchase money obligations (but only to the extent otherwise permitted by Section 7.2.7); provided, that the maximum aggregate amount of all Indebtedness permitted under this clause (c) shall not at any time exceed $25,000,000;

            (d) Hedging Obligations of the Borrower or any of its Restricted Subsidiaries in respect of the Credit Extensions;

            (e) intercompany Indebtedness of (x) any Restricted Subsidiary of the Borrower owing to the Borrower or any of its Restricted Subsidiaries or (y) the Borrower to any of its Restricted Subsidiaries, which Indebtedness (i) shall be evidenced by one or more promissory notes in form and substance satisfactory to the Agents which (except in the case of any such notes held by a Non-U.S. Subsidiary, a Subsidiary that is not a Material Subsidiary, the Trademark Subsidiary or the IPO Subsidiary) have been duly executed and delivered to (and indorsed to the order of) the Administrative Agent in pledge pursuant to a Pledge Agreement, and (ii) shall not be forgiven or otherwise discharged for any consideration other than payment (Dollar for Dollar) in cash unless the Agents otherwise consent;

            (f) Indebtedness evidenced by any Subordinated Note and guarantees thereof in an aggregate outstanding principal amount not to exceed $150,000,000;

            (g) Assumed Indebtedness of the Borrower and its Restricted Subsidiaries in an aggregate principal amount not to exceed $25,000,000 at any time outstanding;

            (h) unsecured Indebtedness of the Borrower and its Restricted Subsidiaries in an aggregate amount not to exceed $25,000,000 incurred in connection with any acquisition;

            (i) Indebtedness of Non-U.S. Subsidiaries of the Borrower in an aggregate principal amount not to exceed $5,000,000 at any time outstanding; and

            (j) other unsecured Indebtedness of the Borrower and its Restricted Subsidiaries in an aggregate amount at any time outstanding not to exceed $50,000,000 plus the unutilized and available amounts under clause (h) above plus the difference between the maximum amount of additional Revolving Loan Commitments that have been or could be provided under clause (c) of Section 2.1.2 and the then outstanding amount of additional Revolving Loans made pursuant to clause (c) of Section 2.1.2;

provided, however, that (i) no Indebtedness otherwise permitted hereunder (other than Indebtedness permitted under clause (e)) may be incurred by the Trademark Subsidiary or the IPO Subsidiary, (ii) no Indebtedness otherwise permitted by clause (c), (e), (g), (h) or (j) may be incurred if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing, and (iii) that all such Indebtedness of the type described in clause (e)(y) above that is owed to Subsidiaries which are not party to a Subsidiary Guaranty shall be subordinated, in writing, to the Obligations upon terms satisfactory to the Agents.

      SECTION 7.2.3. Liens. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

            (a) Liens existing on the Closing Date and identified in Item 7.2.2(b) ("Ongoing Liens") of the Disclosure Schedule;

            (b) Liens securing payment of the Obligations or any obligation under any Rate Protection Agreement, granted pursuant to any Loan Document;

            (c) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (c) of Section 7.2.2;

            (d) Liens for taxes, assessments or other governmental charges or levies, including Liens pursuant to Section 107(l) of CERCLA or other similar law, not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (e) Liens of carriers, warehousemen, mechanics, repairmen, materialmen, contractors, laborers and landlords or other like Liens incurred in the ordinary course of business for sums not overdue for a period of more than 30 days or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (f) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, bids, statutory or regulatory obligations, insurance obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

            (g) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full by a bond or (subject to a customary deductible) by insurance maintained with responsible insurance companies;

            (h) Liens with respect to minor imperfections of title and easements, rights-of-way, restrictions, reservations, permits, servitudes and other similar encumbrances on real property and fixtures which do not materially detract from the value or materially impair the use by the Borrower or any such Restricted Subsidiary in the ordinary course of their business of the property subject thereto;

            (i) leases or subleases granted by the Borrower or any of its Restricted Subsidiaries to any other Person in the ordinary course of business;

            (j) Liens in the nature of trustees' Liens granted pursuant to any indenture governing any Indebtedness permitted by Section 7.2.2, in each case in favor of the trustee under such indenture and securing only obligations to pay compensation to such trustee, to reimburse its expenses and to indemnify it under the terms thereof;

            (k) Liens of sellers of goods to the Borrower and its Restricted Subsidiaries arising under Article 2 of the U.C.C. or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

            (l) Liens securing Assumed Indebtedness of the Borrower and its Subsidiaries permitted pursuant to clause (g) of Section 7.2.2; provided, however, that (i) any such Liens attach only to the property of the Subsidiary acquired, or the property acquired, in connection with such Assumed Indebtedness and shall not attach to any assets of the Borrower or any of its Restricted Subsidiaries theretofore existing or which arise after the date thereof and (ii) the Assumed Indebtedness and other secured Indebtedness of the Borrower and its Restricted Subsidiaries secured by any such Lien shall not exceed 100% of the fair market value of the assets being acquired in connection with such Assumed Indebtedness;

            (m) Liens on assets of Non-U.S. Subsidiaries of the Borrower securing Indebtedness permitted pursuant to clause (i) of Section 7.2.2; and

            (n) Liens on the Capital Stock of Unrestricted Subsidiaries;

provided, however, that no Liens otherwise permitted by clause (c), (e), (f),
(h), (i), (j), (k), (l) or (m) may be created, incurred, assumed or otherwise permitted to exist upon any property, revenues or assets of the Trademark Subsidiary or the IPO Subsidiary.

      SECTION 7.2.4. Financial Covenants.

            (a) Adjusted EBITDA. The Borrower will not permit Adjusted EBITDA for the period of four consecutive Fiscal Quarters ending on the last day of any Fiscal Quarter occurring during any period set forth below to be less than the amount set forth opposite such period:


                        Period               Adjusted EBITDA
                        ------               ---------------
                  Closing Date to 6/30/98     $105,000,000
                  7/1/98 to 6/30/99           $110,000,000
                  7/1/99 to 6/30/00           $120,000,000
                  7/1/00 to 6/30/01           $135,000,000
                  7/1/01 to 6/30/02           $160,000,000
                  7/1/02 to 6/30/03           $180,000,000

                  7/1/03 and thereafter       $200,000,000

            (b) Leverage Ratio. The Borrower will not permit the Leverage Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:

                         Period                Leverage Ratio
                         ------                --------------
                  Closing Date to 6/30/98          6.00:1
                  7/1/98 to 6/30/99                5.50:1
                  7/1/99 to 6/30/00                5.00:1
                  7/1/00 to 6/30/01                4.50:1
                  7/1/01 to 6/30/02                3.50:1
                  7/1/02 and thereafter            3.00:1

            (c) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio as of the end of any Fiscal Quarter ending after the Closing Date and occurring during any period set forth below to be less than the ratio set forth opposite such period:

                                               Interest Coverage
                        Period                       Ratio
                        ------                       -----
                  Closing Date to 6/30/98            1.75:1
                  7/1/98 to 6/30/99                  1.85:1
                  7/1/99 to 6/30/00                  2.00:1
                  7/1/00 to 6/30/01                  2.25:1
                  7/1/01 to 6/30/02                  2.50:1
                  7/1/02 to 6/30/03                  3.00:1
                  7/1/03 and thereafter              3.50:1

            (d) Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter ending after the Closing Date to be less than 1.10:1.

      SECTION 7.2.5. Investments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

            (a) Investments existing on the Closing Date and identified in Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

            (b) Cash Equivalent Investments;

            (c) without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.2;

            (d) without duplication, Investments permitted as Capital Expenditures pursuant to Section 7.2.7;

            (e) Investments by the Borrower in any of its Restricted Subsidiaries, or by any such Restricted Subsidiary in any Restricted Subsidiary of the Borrower, by way of contributions to capital;

            (f) additional Investments by the Borrower or any of its Restricted Subsidiaries from capital contributions by Holdings to the Borrower, sales of Capital Stock by the Borrower to Holdings or repayments of the Intercompany Loan by Holdings to the Borrower, in each case after the Closing Date for the purpose of making an Investment identified in a notice to the Agents on or prior to the date such contribution, sale or repayment is made, which Investments shall result in the Borrower or such Restricted Subsidiary acquiring a majority controlling interest in the Person in which such Investment was made or increasing any such controlling interest already maintained by it;

            (g) Investments to the extent the consideration received pursuant to clause (c)(i) of Section 7.2.9 is not all cash;

            (h) Investments in the form of loans to officers, directors and employees of the Borrower and its Restricted Subsidiaries for the sole purpose of purchasing Holdings common stock (or purchases of such loans made by others) in an aggregate amount at any time outstanding not to exceed $5,000,000;

            (i) the Intercompany Loan;

            (j) Investments in Unrestricted Subsidiaries of the Borrower in an aggregate amount at any time outstanding not to exceed $15,000,000; or

            (k) other Investments (including Assumed Indebtedness) made by the Borrower or any of its Restricted Subsidiaries in an aggregate amount not to exceed $50,000,000 in any single transaction or series of related transactions or $150,000,000 in the aggregate, which Investments shall result in the Borrower or the relevant Subsidiary acquiring (subject to Section 7.2.1) a majority controlling interest in the Person in which such Investment was made or increasing any such controlling interest maintained by it in such Person;

provided, however, that

            (l) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;

            (m) no Investment otherwise permitted (i) hereunder (other than Investments consisting of Indebtedness permitted under clause (e) of
      Section 7.2.2) shall be permitted to be made by the Trademark Subsidiary or the IPO Subsidiary or (ii) by clause (c) (except to the extent permitted under Section 7.2.2), (e), (f), (h), (j) or (k) of this Section
      7.2.5 shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

      SECTION 7.2.6. Restricted Payments, etc. On and at all times after the date hereof:

            (a) the Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare, pay or make any payment, dividend, distribution or exchange (in cash, property or obligations) on or in respect of any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower (other than (i) dividends or distributions payable in its common stock or warrants to purchase its common stock and (ii) splits or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Restricted Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, exchange, sinking fund or other retirement of, or agree or permit any of its Restricted Subsidiaries to purchase, redeem or exchange, any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower, warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower;

            (b) the Borrower will not, and will not permit any of its Restricted Subsidiaries to, (i) make any payment or prepayment of principal of, or make any payment of interest on, any Subordinated Note or Discount Debenture on any day other than the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such Subordinated Note or Discount Debenture, or which would violate the subordination provisions of such Subordinated Note or Discount Debenture, or (ii) redeem, purchase or defease any Subordinated Note or Discount Debenture (the foregoing prohibited acts referred to in clauses
      (a) and (b) above are herein collectively referred to as "Restricted Payments");

provided, however, that

            (c) notwithstanding the provisions of clause (a) above, the Borrower shall be permitted to make Restricted Payments to Holdings to the extent necessary to enable Holdings to

                  (i) pay its overhead expenses in an amount not to exceed
            $2,000,000 in the aggregate in any Fiscal Year (exclusive of advisory fees in an amount not to exceed $500,000 in the aggregate in any Fiscal Year);

                  (ii) pay taxes in an amount not to exceed the amount provided in the Tax Sharing Agreement; provided, however, that in no event shall the amount permitted to be paid by the Borrower to Holdings pursuant to this clause (c)(ii) in respect of the Borrower's obligations under the Tax Sharing Agreement in any Fiscal Year exceed the amount of federal, state and local taxes that the Borrower and its Subsidiaries (on a consolidated basis) would be required to pay for such Fiscal Year if they did not file a consolidated income tax return with Holdings for such Fiscal Year;

                  (iii) make payments in respect of statutory appraisal rights
            (and any settlement thereof) exercised by holders of outstanding Capital Stock of DOH in connection with the Merger; and

                  (iv) so long as (A) no Default shall have occurred and be
            continuing on the date such Restricted Payment is declared or to be made, nor would a Default result from the making of such Restricted Payment, (B) after giving effect to the making of such Restricted Payment, the Borrower shall be in pro forma compliance with the covenants set forth in Section 7.2.4 for the most recent full Fiscal Quarter immediately preceding the date of the making of such Restricted Payment for which the relevant financial information has been delivered pursuant to clause (a) or clause (b) of Section 7.1.1, and (C) an Authorized Officer of the Borrower shall have delivered a certificate to the Administrative Agent in form and substance satisfactory to the Administrative Agent (including a calculation of the Borrower's compliance with the covenants set forth in Section 7.2.4 in reasonable detail) certifying as to the accuracy of clauses (c)(iv)(A) and (c)(iv)(B) above,

                        (x) repurchase, redeem or otherwise acquire or retire
                  for value any Capital Stock of Holdings, or any warrant, option or other right to acquire Capital Stock of Holdings, held by any member of the Borrower's or any of the Borrower's Restricted Subsidiaries' management pursuant to any management equity subscription agreement or stock option agreement; provided that (A) the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock, warrants, options and other rights shall not exceed (I) $5,000,000 in any calendar year (with unused amounts in any calendar year being carried forward to succeeding calendar years subject to a maximum (without giving effect to the following clause (II)) of $10,000,000 in any calendar year) plus (II) the aggregate cash proceeds received by the Borrower during such calendar year from any reissuance of Capital Stock of Holdings, and warrants, options and other rights to acquire Capital Stock of Holdings, by Holdings or the Borrower to members of management of the Borrower and its Restricted Subsidiaries and (B) no Default or Event of Default shall have occurred and be continuing immediately after such transaction; or

                        (y) pay for the repurchase, retirement or other
                  acquisition or retirement for value of Capital Stock of Holdings or options, warrants or other rights to acquire Capital Stock of Holdings outstanding on the date of this Agreement and which are not held by the Equity Investors or any member of management of Holdings or any of its Subsidiaries on the date of this Agreement (including any Capital Stock, options, warrants or rights issued in respect of such Capital Stock, options, warrants or rights as a result of a stock split, recapitalization, merger, combination, consolidation or otherwise, but excluding any Capital Stock, options, warrants or rights issued pursuant to any management equity plan or stock option plan or similar agreement) in an aggregate amount not to exceed (I) $10,000,000 and (II) an incremental $20,000,000 so long as (A) after giving effect to the making of such Restricted Payment, the Leverage Ratio shall be less than 4.0:1.0 on a pro forma basis for the most recent full Fiscal Quarter immediately preceding the date of the making of such Restricted Payment for which the relevant financial information has been delivered pursuant to clause
                  (a) or clause (b) of Section 7.1.1, (B) an Authorized Officer of the Borrower shall have delivered a certificate to the Administrative Agent substantially in the form of Exhibit L hereto (including a calculation of the Leverage Ratio in reasonable detail) certifying to the accuracy of clause (A) above and certifying that no Default shall have occurred and be continuing on the date such Restricted Payment is made, nor would a Default result from the making of such Restricted Payment, and (C) the amount of such Restricted Payment shall not exceed 25% of the Excess Cash Flow for the period from August 31, 1997 through the most recently ended Fiscal Quarter;

            (d) notwithstanding the provisions of clauses (a) and (b) above, the Borrower and its Restricted Subsidiaries shall be permitted to pay dividends to Holdings to enable Holdings to pay cash interest on Indebtedness of Holdings in accordance with the terms of such Indebtedness in an aggregate amount not to exceed 25% of Excess Cash Flow for the period from August 31, 1997 through the most recently ended Fiscal Quarter (net of amounts in respect of clause (c)(iv)(y) (II) above) so long as (A) after giving effect to the making of such Restricted Payment, (i) the Leverage Ratio shall be less than 4.0:1.0 on a pro forma basis and (ii) the Borrower shall be in pro forma compliance with the Fixed Charge Coverage Ratio covenant set forth in clause (d) of Section 7.2.4, in each case for the most recent full Fiscal Quarter immediately preceding the date of the making of such Restricted Payment for which the relevant financial information has been delivered pursuant to clause (a) or clause
      (b) of Section 7.1.1 and (B) an Authorized Officer of the

      Borrower shall have delivered a certificate to the Administrative Agent substantially in the form of Exhibit L hereto (including a calculation of the Leverage Ratio and Fixed Charge Coverage Ratio in reasonable detail) certifying to the accuracy of clause (A) above and certifying that no Default shall have occurred and be continuing on the date such Restricted Payment is made, nor would a Default result from the making of such Restricted Payment;

            (e) notwithstanding the provisions of clauses (a) and (b) above, the Borrower and its Subsidiaries shall be permitted to make the Restricted Payments included in the Transaction; and

            (f) notwithstanding the provisions of clauses (a) and (b) above, the Borrower may pay a dividend to Holdings consisting solely of a transfer of all or a portion of the Intercompany Loan.

      SECTION 7.2.7. Capital Expenditures, etc. With respect to Capital Expenditures, the parties covenant and agree as follows:

            (a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year, except Capital Expenditures of the Borrower and its Restricted Subsidiaries (other than the Trademark Subsidiary and the IPO Subsidiary) which do not aggregate in excess of (x) in the case of Fiscal Years ending on or prior to June 30, 2000, $20,000,000 in such Fiscal Year or (y) in the case of any Fiscal Year thereafter, $25,000,000 in such Fiscal Year; provided, however, that, to the extent the amount of Capital Expenditures permitted to be made in any Fiscal Year pursuant to this Section exceeds the aggregate amount of Capital Expenditures actually made during such Fiscal Year, such excess amount (up to an aggregate of 50% of the amount of Capital Expenditures permitted for such Fiscal Year, without giving effect to this proviso) may be carried forward to (but only to) the next succeeding Fiscal Year (any such amount to be certified by the Borrower to the Agents in the Compliance Certificate delivered for the last Fiscal Quarter of such Fiscal Year, and any such amount carried forward to a succeeding Fiscal Year shall be deemed to be used prior to the Borrower and its Subsidiaries using the amount of Capital Expenditures permitted by this Section in such succeeding Fiscal Year, without giving effect to such carry-forward).

            (b) The parties acknowledge and agree that the permitted Capital Expenditure level set forth in clause (a) above shall be exclusive of (i) the amount of Capital Expenditures actually made with cash capital contributions made, directly or indirectly, to the Borrower or any of its Restricted Subsidiaries by Holdings, the proceeds of equity issuances made by the Borrower or any of its Restricted Subsidiaries, directly or indirectly, to Holdings, and repayments by Holdings of the Intercompany Loan, in each case after the Closing Date and specifically identified in a certificate delivered by an Authorized Officer of the Borrower to the Agents on or about the time such capital contribution or equity issuance is made and (ii) that portion of any acquisition that is permitted under Section 7.2.5 (other than pursuant to clause (d) thereof) that is accounted for as a Capital Expenditure.

      SECTION 7.2.8. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except

            (a) any such Restricted Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower (so long as the Borrower is the surviving corporation of such combination or merger) or any other Subsidiary, and the assets or stock of any Restricted Subsidiary may be purchased or otherwise acquired by the Borrower or any other Restricted Subsidiary; provided, that notwithstanding the above, a Restricted Subsidiary may only liquidate or dissolve into, or merge with and into, another Restricted Subsidiary of the Borrower if, after giving effect to such combination or merger, the Borrower continues to own (directly or indirectly), and the Administrative Agent continues to have pledged to it pursuant to a Pledge Agreement, a percentage of the issued and outstanding shares of Capital Stock (on a fully diluted basis) of the Restricted Subsidiary surviving such combination or merger that is equal to or in excess of the percentage of the issued and outstanding shares of Capital Stock (on a fully diluted basis) of the Restricted Subsidiary that does not survive such combination or merger that was (immediately prior to the combination or merger) owned by the Borrower or pledged to the Administrative Agent;

            (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Restricted Subsidiaries (other than the Trademark Subsidiary and the IPO Subsidiary) may purchase all or substantially all of the assets of any Person (or any division thereof) not then a Subsidiary, or acquire such Person by merger, if permitted (without duplication) pursuant to Section 7.2.7 or clause
      (f), (j) or (k) of Section 7.2.5;

            (c) the Borrower and its Restricted Subsidiaries may consummate the Transaction.

      SECTION 7.2.9. Asset Dispositions, etc. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any part of its assets, whether now owned or hereafter acquired (including accounts receivable and Capital Stock of Restricted Subsidiaries) to any Person, unless (with respect to the Borrower and each Restricted Subsidiary other than the Trademark Subsidiary, as to intellectual property acquired after the Closing Date, and the IPO Subsidiary):

            (a) such sale, transfer, lease, contribution or conveyance of such assets is (i) in the ordinary course of its business (and does not constitute a sale, transfer, lease, contribution or other conveyance of all or a substantial part of the Borrower's and its Restricted Subsidiaries' assets, taken as a whole) or is of obsolete or worn out property, (ii) permitted by Section 7.2.8, or (iii) between the Borrower and one of its Subsidiaries or between Subsidiaries of the Borrower;

            (b) such sale, transfer, lease, contribution or conveyance constitutes (i) an Investment permitted under Section 7.2.5, (ii) a Lien permitted under Section 7.2.3, or (iii) a Restricted Payment permitted under Section 7.2.6; or

            (c) (i) such sale, transfer, lease, contribution or conveyance of such assets is for fair market value and the consideration consists of no less than 75% in cash, (ii) the Net Disposition Proceeds received from such assets, together with the Net Disposition Proceeds of all other assets sold, transferred, leased, contributed or conveyed pursuant to this clause (c) since the Closing Date, does not exceed (individually or in the aggregate) $75,000,000 over the term of this Agreement and (iii) an amount equal to the Net Disposition Proceeds generated from such sale, transfer, lease, contribution or conveyance is reinvested in the business of the Borrower and its Restricted Subsidiaries, or, to the extent required thereunder, is applied to prepay the Loans pursuant to the terms of
      Section 3.1.1 and Section 3.1.2.

      SECTION 7.2.10. Modification of Certain Agreements. Without the prior written consent of the Required Lenders, the Borrower will not, and will not permit any of its Restricted Subsidiaries to, consent to any amendment, supplement, amendment and restatement, waiver or other modification of any of the terms or provisions contained in, or applicable to, the Discount Debentures, any Subordinated Note (including any agreement or indenture related thereto or to the Subordinated Debt Issuance) or any Material Document or any schedules, exhibits or agreements related thereto, in each case which would materially adversely affect the rights or remedies of the Lenders, or the Borrower's or any other Obligor's ability to perform hereunder or under any Loan Document or which would increase the cash consideration payable in respect of the Merger or, in the case of the Merger Agreement, which would increase the Borrower's or any of its Restricted Subsidiaries' obligations or liabilities, contingent or otherwise (other than adjustments to the cash consideration payable in respect of the Merger made pursuant to the terms of the Merger Agreement).

      SECTION 7.2.11. Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates (other than any Obligor or any other Restricted Subsidiary of the Borrower) unless such arrangement or contract is fair and equitable to the Borrower or such Restricted Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates; provided, however that the Borrower and its Restricted Subsidiaries shall be permitted to (i) enter into and perform their obligations, or take any other actions contemplated under the Transaction Documents, (ii) make any Restricted Payment permitted under Section 7.2.6 and (iii) enter into and perform their obligations under arrangements with DLJ and its Affiliates for underwriting, investment banking and advisory services on usual and customary terms.

      SECTION 7.2.12. Negative Pledges, Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any agreement prohibiting

            (a) the (i) creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired (other than, in the case of any assets acquired with the proceeds of any Indebtedness permitted under Section 7.2.2(c), customary limitations and prohibitions contained in such Indebtedness and in the case of any Indebtedness permitted under clause (h) of Section 7.2.2, customary limitations in respect of the Non-U.S. Subsidiaries of the Borrower that shall have incurred such Indebtedness and their assets), or (ii) ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

            (b) any Restricted Subsidiary from making any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Restricted Subsidiary to make any payment, directly or indirectly, to the Borrower (other than any limitations or prohibitions existing in any Indebtedness permitted under clause (a) of Section 7.2.2 or any Lien permitted under clause (a) of Section 7.2.3 or customary limitations and prohibitions in any Indebtedness permitted under clause (h) of Section
      7.2.2 that are applicable to the Non-U.S. Subsidiaries of the Borrower that have incurred such Indebtedness and their assets).

      SECTION 7.2.13. Stock of Subsidiaries. The Borrower will not permit any Restricted Subsidiary to issue any Capital Stock (whether for value or otherwise) to any Person other than the Borrower or another wholly-owned Subsidiary of the Borrower.

      SECTION 7.2.14. Sale and Leaseback. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any agreement or arrangement with any other Person providing for the leasing by the Borrower or any of its Restricted Subsidiaries of real or personal property which has been or is to be sold or transferred by the Borrower or any of its Restricted Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any of its Restricted Subsidiaries.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

      SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

      SECTION 8.1.1. Non-Payment of Obligations. (a) The Borrower shall default in the payment or prepayment of any principal of any Loan when due or any Reimbursement Obligations or any deposit of cash for collateral purposes pursuant to Section 2.6.2 or Section 2.6.4, as the case may be, or (b) any Obligor (including the Borrower) shall default (and such default shall continue unremedied for a period of three Business Days) in the payment when due of any interest or commitment fee with respect to the Loans or Commitments or of any other monetary Obligation.

      SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate (including the Closing Date Certificate) furnished by or on behalf of the Borrower or any other Obligor to the Agents, the Issuer, the Arranger or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

      SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Sections 7.1.9, 7.1.10 or 7.2 (other than Section 7.2.1).

      SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent at the direction of the Required Lenders.

      SECTION 8.1.5. Default on Other Indebtedness. A default shall occur (i) in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness, other than Indebtedness described in Section 8.1.1, of the Borrower or any of its Restricted Subsidiaries or Holdings having a principal amount, individually or in the aggregate, in excess of $10,000,000, or (ii) a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness having a principal amount, individually or in the aggregate, in excess of $10,000,000 if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.


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      SECTION 8.1.6. Judgments. Any judgment or order for the payment of money in excess of $10,000,000 (not covered by insurance from a responsible insurance company that is not denying its liability with respect thereto) shall be rendered against the Borrower or any of its Restricted Subsidiaries or Holdings and remain unpaid and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

      SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan (i) the termination of any Pension Plan if, as a result of such termination, the Borrower would be required to make a contribution to such Pension Plan, or would reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $10,000,000, or (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA in an amount in excess of $10,000,000.

      SECTION 8.1.8. Change in Control. Any Change in Control shall occur.

      SECTION 8.1.9. Bankruptcy, Insolvency, etc. The Borrower or any of its Restricted Subsidiaries (other than immaterial Subsidiaries) or any other Obligor shall

            (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, its debts as they become due;

            (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of such Restricted Subsidiaries or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

            (c) in the absence of such application, consent, acquiescence or assignment, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Restricted Subsidiaries (other than immaterial Subsidiaries) or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each such Restricted Subsidiary and each other Obligor hereby expressly authorizes the Agents, the Issuer and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

            (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Restricted Subsidiaries (other than immaterial Subsidiaries) or any other Obligor, and, if any such case or proceeding is not commenced by the Borrower or such Restricted Subsidiary or such other Obligor, such case or proceeding


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
      shall be consented to or acquiesced in by the Borrower or such Restricted Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower, each such Restricted Subsidiary and each other Obligor hereby expressly authorizes the Agents, the Issuer and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

            (e) take any action (corporate or otherwise) authorizing, or in furtherance of, any of the foregoing.

      SECTION 8.1.10. Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be in full force and effect or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Borrower or any other Obligor shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability thereof; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by the Loan Documents, except to the extent any event referred to above (a) relates to assets of the Borrower or any of its Subsidiaries which are immaterial, (b) results from the failure of the Administrative Agent to maintain possession of certificates representing securities pledged under any Pledge Agreement or to file continuation statements under the Uniform Commercial Code of any applicable jurisdiction or (c) is covered by a lender's title insurance policy and the relevant insurer promptly after the occurrence thereof shall have acknowledged in writing that the same is covered by such title insurance policy.

      SECTION 8.1.11. Subordinated Notes. The subordination provisions relating to the Subordinated Notes (the "Subordination Provisions") shall fail to be enforceable by the Lenders (which have not effectively waived the benefits thereof) in accordance with the terms thereof, or the principal or interest on any Loan, Reimbursement Obligation or other Obligations shall fail to constitute "Senior Debt" (as defined in any Subordinated Note) or "senior indebtedness" (or any other similar term)); or the Borrower or any of its Subsidiaries shall, directly or indirectly, disavow or contest in any manner (i) the effectiveness, validity or enforceability of any of the Subordination Provisions, or (ii) that any of such Subordination Provisions exist for the benefit of the Agents and the Lenders.

      SECTION 8.2. Action if Bankruptcy, etc. If any Event of Default described in clauses (b), (c) and (d) of Section 8.1.9 shall occur with respect to any Obligor (other than immaterial Subsidiaries) the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand and the Borrower shall automatically and immediately be obligated to deposit with the Administrative Agent cash collateral in an amount equal to all Letter of Credit Outstandings.


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
      SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than an Event of Default described in clauses (b), (c) and (d) of Section
8.1.9 with respect to any Obligor (other than immaterial Subsidiaries)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable, require the Borrower to provide cash collateral to be deposited with the Administrative Agent in an amount equal to the undrawn amount of all Letters of Credit outstanding and/or declare the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Borrower shall deposit with the Administrative Agent cash collateral in an amount equal to all Letters of Credit Outstandings.


                                   ARTICLE IX

                                   THE AGENTS

      SECTION 9.1. Actions. Each Lender hereby appoints DLJ as its Syndication Agent and NationsBank as its Administrative Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Agents to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which each of the Agents agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agents, ratably in accordance with their respective Term Loans outstanding and Commitments (or, if no Term Loans or Commitments are at the time outstanding and in effect, then ratably in accordance with the principal amount of Term Loans held by such Lender, and their respective Commitments as in effect in each case on the date of the termination of this Agreement), from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, either of the Agents in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which any Agent is not reimbursed by the Borrower or any other Obligor (and without limiting the obligation of the Borrower or any other Obligor to do so); provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent's gross negligence or willful misconduct. The Agents shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or


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
to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of either of the Agents shall be or become, in such Agent's determination, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

      SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York time, on the day prior to a Borrowing or disbursement with respect to a Letter of Credit pursuant to Section 2.6.2 that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender severally agrees and the Borrower agrees to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

      SECTION 9.3. Exculpation. None of the Agents or the Arranger nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by any Agent or the Issuer shall not obligate it to make any further inquiry or to take any action. The Agents and the Issuer shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agents or the Issuer, as applicable, believe to be genuine and to have been presented by a proper Person.

      SECTION 9.4. Successor. The Syndication Agent may resign as such upon one Business Day's notice to the Borrower and the Administrative Agent. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may, with the prior consent of the Borrower (which consent shall not be unreasonably withheld), appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring

Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of (i) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement, and (ii) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

      SECTION 9.5. Credit Extensions by each Agent. Each Agent and the Issuer shall have the same rights and powers with respect to (x) (i) in the case of the Agents, the Credit Extensions made by it or any of its Affiliates and (ii) in the case of the Issuer, the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not an Agent or the Issuer. Each Agent, the Issuer and each and each of their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if such Agent or Issuer were not an Agent or Issuer hereunder.

      SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of each Agent, the Documentation Agent, the Arranger, the Issuer and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of each Agent, the Documentation Agent, the Arranger, the Issuer and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

      SECTION 9.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for such Lender's account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.


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      SECTION 9.8. The Syndication Agent, the Documentation Agent and the
Administrative Agent. Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, the Agents and the Documentation Agent, in their respective capacities as such, each in such capacity, shall have no duties or responsibilities under this Agreement or any other Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against either Agent or the Documentation Agent, as applicable, in such capacity except as are explicitly set forth herein or in the other Loan Documents.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

      SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and each Obligor party thereto and by the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

            (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

            (b) modify this Section 10.1, or clause (i) of Section 10.10, change the definition of "Required Lenders", increase any Commitment Amount or the Percentage of any Lender (other than pursuant to clause (c) of Section 2.1.2), reduce any fees described in Section 3.3 (other than the administration fee referred to in Section 3.3.2), release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, if any, release all or substantially all of the collateral security (except in each case as otherwise specifically provided in this Agreement, any such Subsidiary Guaranty, a Security Agreement or a Pledge Agreement) or extend any Commitment Termination Date, shall be made without the consent of each Lender adversely affected thereby;

            (c) extend the due date for, or reduce the amount of, any scheduled repayment of principal of or interest on or fees payable in respect of any Loan or reduce the principal amount of or rate of interest on or fees payable in respect of any Loan or any Reimbursement Obligations (which shall in each case include the conversion of all or any part of the Obligations into equity of any Obligor), shall be made without the consent of the holder of the Note evidencing such Loan or, in the case of a Reimbursement Obligation, the Issuer owed, and those Lenders participating in, such Reimbursement Obligation;

            (d) affect adversely the interests, rights or obligations of any Agent, Issuer or Arranger (in its capacity as Agent, Issuer or Arranger), unless consented to by such Agent, Issuer or Arranger, as the case may be;

            (e) (i) change the definition of "Borrowing Base Amount", "Eligible Account", "Eligible Inventory" or "Net Asset Value" (in each case if the effect of such change would be to require a Lender to make or participate in a Credit Extension in an amount that is greater than such Lender would have had to make or participate in immediately prior to such change), (ii) amend, modify or waive Section 3.1.1(b) or (iii) have the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of a Revolving Loan or the issuance of a Letter of Credit without the consent of Lenders holding at least 51% of the Revolving Loan Commitments; or

            (f) amend, modify or waive the provisions of clause (a)(i) of
      Section 3.1.1 or clause (b) of Section 3.1.2 or effect any amendment, modification or waiver that by its terms adversely affects the rights of Lenders participating in any Tranche differently from those of Lenders participating in other Tranches, without the consent of the holders of the Notes evidencing at least 51% of the aggregate amount of Loans outstanding under the Tranche or Tranches affected by such modification, or, in the case of a modification affecting the Revolving Loan Commitment Amount, the Lenders holding at least 51% of the Revolving Loan Commitments.

No failure or delay on the part of any Agent, the Issuer, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, the Issuer, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

      SECTION 10.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth on Schedule II hereto or, in the case of a Lender that becomes a party hereto after the date hereof, as set forth in the Lender Assignment Agreement pursuant to which such Lender becomes a Lender hereunder or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (and telephonic confirmation of receipt thereof has been received).

      SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of each of the Agents (including the reasonable fees and out-of-pocket expenses of a single counsel to the Agents and of local or foreign counsel, if any, who may be retained by counsel to the Agents) in connection with

            (a) the syndication by the Syndication Agent and the Arranger of the Loans, the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

            (b) the filing, recording, refiling or rerecording of each Mortgage, each Pledge Agreement and each Security Agreement and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of such Mortgage, Pledge Agreement or Security Agreement; and

            (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Agents, the Issuer and the Lenders harmless from all liability for, any stamp or other similar taxes which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions made hereunder or the issuance of the Notes or Letters of Credit or any other Loan Documents. The Borrower also agrees to reimburse each Agent, the Issuer and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by such Agent, the Issuer or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

      SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby, to the fullest extent permitted under applicable law, indemnifies, exonerates and holds each Agent, the Documentation Agent, the Issuer, the Arranger and each Lender and each of their respective Affiliates, and each of their respective partners, officers, directors, employees and agents, and each other Person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act of 1933, as amended, or
Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the "Indemnified Parties"), free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses actually incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

            (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

            (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (excluding any successful action brought by or on behalf of the Borrower as the result of any failure by any Lender to make any Credit Extension hereunder);

            (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not such Agent, such Documentation Agent, such Issuer, such Arranger or such Lender is party thereto;

            (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the Borrower's or any of its Subsidiaries' compliance with or liability under Environmental Law or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

            (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material present on or under such property in a manner giving rise to liability at or prior to the time the Borrower or such Subsidiary owned or operated such property (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct or any Hazardous Materials that are first manufactured, emitted, generated, treated, released, stored or disposed of on any real property of the Borrower or any of its Subsidiaries or any violation of Environmental Law that first occurs on or with respect to any real property of the Borrower or any of its Subsidiaries after such real property is transferred to any Indemnified Person or its successor by foreclosure sale, deed in lieu of foreclosure, or similar transfer, except to the extent such manufacture, emission, release, generation, treatment, storage or disposal or violation is actually caused by Holdings, the Borrower or any of the Borrower's Subsidiaries. The Borrower and its permitted successors and assigns hereby waive, release and agree not to make any claim, or bring any cost recovery action against, any Agent, the Issuer, the Documentation Agent, the Arranger or any Lender under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted, except to the extent arising out of the gross negligence or willful misconduct of any Indemnified Party. It is expressly understood and agreed that to the extent that any of such Persons is strictly liable under any Environmental Laws, the Borrower's obligation to such Person under this indemnity shall likewise be without regard to fault on the part of the Borrower, to the extent permitted under applicable law, with respect to the violation or condition which results in liability of such Person. Notwithstanding anything to the contrary herein, each Agent, the Documentation Agent, the Issuer, the Arranger and each Lender shall be responsible with respect to any Hazardous Materials that are first manufactured, emitted, generated, treated, released, stored or disposed of on any real property of the Borrower or any of its Subsidiaries or any violation of Environmental Law that first occurs on or with respect to any such real property after such real property is transferred to any Agent, Documentation Agent, Issuer, Arranger or Lender to its successor by foreclosure sale, deed in lieu of foreclosure, or similar transfer, except to the extent such manufacture, emission, release, generation, treatment, storage or disposal or violation is actually caused by Holdings, the Borrower or any of the Borrower's Subsidiaries. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

      SECTION 10.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Sections 4.8 and 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

      SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 10.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

      SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

      SECTION 10.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND, EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED THEREIN, EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto. Upon the execution and delivery of this Agreement by the parties hereto, all obligations and liabilities of DLJ Merchant Banking II, Inc. under or relating or with respect to the Commitment Letter shall be terminated and of no further force or effect.

      SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that (i) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of each of the Agents and all Lenders, and (ii) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

      SECTION 10.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons, on a non pro rata basis (except as provided below), in accordance with this Section 10.11.

      SECTION 10.11.1. Assignments. Any Lender (the "Assignor Lender"),

            (a) with the written consents of the Borrower, the Agents and (in the case of any assignment of participations in Letters of Credit or Revolving Loan Commitments) the Issuer (which consents shall not be unreasonably delayed or withheld and which consents of the Agents and the Issuer shall not be required in the case of assignments made by DLJ or any of its Affiliates), may at any time assign and delegate to one or more commercial banks or other financial institutions or funds which are regularly engaged in making, purchasing or investing in loans or securities, and

            (b) with notice to the Borrower, the Agents, and (in the case of any assignment of participations in Letters of Credit or Revolving Loan Commitments) the Issuer, but without the consent of the Borrower, the Agents or the Issuer, may assign and delegate to any of its Affiliates or to any other Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans, participations in Letters of Credit and Letter of Credit Outstandings with respect thereto and Commitments (which assignment and delegation shall be, as among Revolving Loan Commitments, Revolving Loans and participations in Letters of Credit, of a constant, and not a varying, percentage) in a minimum aggregate amount of (i) $5,000,000 or (ii) the then remaining amount of such Lender's Loans and Commitments; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in Section 4.6 and the Borrower, each other Obligor and the Agents shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

            (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agents by such Lender and such Assignee Lender;

            (d) such Assignee Lender shall have executed and delivered to the Borrower and the Agents a Lender Assignment Agreement, accepted by the Agents;

            (e) the processing fees described below shall have been paid; and

            (f) the Agent shall have registered such assignment and delegation in the Register pursuant to clause (b) of Section 2.7.

From and after the date that the Agents accept such Lender Assignment Agreement and such assignment and delegation is registered in the Register pursuant to clause (b) of Section 2.7, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the Assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within ten Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the Assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the Assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such Assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The Assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the Assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such Assignor Lender or such Assignee Lender (unless the Assignor Lender or the Assignee Lender is DLJ or one of its Affiliates) must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,000, unless such assignment and delegation is by a Lender to its Affiliate or if such assignment and delegation is by a Lender to a Federal Reserve Bank, as provided below or is otherwise consented to by the Administrative Agent. Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and void. Nothing contained in this Section 10.11.1 shall prevent or prohibit any Lender from pledging its rights (but not its obligations to make Loans or participate in Letters of Credit of Letter of Credit Outstandings) under this Agreement and/or its Loans and/or its Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank. In the event that S&P, Moody's or Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender with a Commitment to make Revolving Loans or participate in Letters of Credit becomes a Lender, downgrade the long-term certificate of deposit rating or long-term senior unsecured debt rating of such Lender, and the resulting rating shall be below BBB-, Baa3 or C (or BB, in the case of Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)) respectively, then the Issuer or the Borrower (with the consent of the Agents and the Issuer) shall have the right, but not the obligation, upon notice to such Lender and the Agents, to replace such Lender with an Assignee Lender in accordance with and subject to the restrictions contained in this Section, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in this Section) all its interests, rights and obligations in respect of its Revolving Loan Commitment under this Agreement to such Assignee Lender; provided, however, that (i) no such assignment shall conflict with any law, rule, regulation or order of any governmental authority and (ii) such Assignee Lender shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest and fees (if any) accrued to the date of payment on the Loans made, and Letters of Credit participated in, by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

      SECTION 10.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each such commercial bank and other Person being herein called a "Participant") participating interests in any of the Loans, Commitments, participations in Letters of Credit and Letters of Credit Outstandings or other interests of such Lender hereunder; provided, however, that

            (a) no participation contemplated in this Section shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

            (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

            (c) the Borrower and each other Obligor and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

            (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, agree to (i) any reduction in the interest rate or amount of fees that such Participant is otherwise entitled to, (ii) a decrease in the principal amount, or an extension of the final Stated

      Maturity Date, of any Loan in which such Participant has purchased a participating interest or (iii) a release of all or substantially all of the collateral security under the Loan Documents or any Subsidiary Guarantor under any Subsidiary Guaranty, if any, in each case except as otherwise specifically provided in a Loan Document; and

            (e) the Borrower shall not be required to pay any amount under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees, subject to clause (e) above, that, to the fullest extent permitted under applicable law, each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a
Lender.

      SECTION 10.12. Other Transactions. Nothing contained herein shall preclude any Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

      SECTION 10.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS, THE ISSUER OR THE BORROWER RELATING THERETO SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH

LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      SECTION 10.14. Waiver of Jury Trial. THE AGENTS, THE ISSUER, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS OR THE BORROWER RELATING THERETO. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

      SECTION 10.15. Confidentiality. The Agents, the Issuer, the Arranger and the Lenders shall hold all non-public information obtained pursuant to or in connection with this Agreement or obtained by them based on a review of the books and records of the Borrower or any of its Subsidiaries in accordance with their customary procedures for handling confidential information of this nature, but may make disclosure to any of their examiners, regulators (including, without limitation, the National Association of Insurance Commissioners), Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any potential bona fide transferee, participant or assignee, or in connection with the exercise of remedies under a Loan Document, or as requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that

            (a) unless specifically prohibited by applicable law or court order, each Agent, the Arranger and each Lender shall promptly notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Agent, the Issuer, Arranger and

      Lender by such governmental agency) for disclosure of any such non-public information and, where practicable, prior to disclosure of such information;

            (b) prior to any such disclosure pursuant to this Section 10.15, each Agent, the Issuer, the Arranger and each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing

                  (i) to be bound by this Section 10.15; and

                  (ii) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 10.15;

            (c) disclosure may, with the consent of the Agents and the Borrower, be made by any Lender to any direct or indirect contractual counterparties of such Lender in swap agreements or such contractual counterparties' professional advisors; provided that such contractual counterparty or professional advisor agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; and

            (d) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by the Borrower or any Subsidiary.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                   DECISIONONE CORPORATION


                                   By:________________________________
                                      Title:



                                   DLJ CAPITAL FUNDING, INC.,
                                   as the Syndication Agent and as
                                   Lender


                                   By:________________________________
                                      Title:


                                   NATIONSBANK OF TEXAS, N.A.,
                                   as the Administrative Agent
                                   and as Lender




                                   By:________________________________
                                      Title:


                                   BANKBOSTON, N.A.,
                                   as the Documentation Agent
                                   and as Lender



                                   By:___________________________
                                      Title:

                                        LENDERS:

                                        ALLSTATE INSURANCE COMPANY


                                        By: _________________________________
                                            Name:
                                            Title:

                                        By: _________________________________
                                            Name:
                                            Title:

                                        BANKBOSTON, N.A.


                                        By: _________________________________
                                               Name:
                                               Title:

                                        BANK OF MONTREAL


                                        By: _________________________________
                                               Name:
                                               Title:

                                        THE BANK OF NOVA SCOTIA


                                        By: _________________________________
                                               Name:
                                               Title:

                                        BANK OF TOKYO-MITSUBISHI TRUST
                                          COMPANY


                                        By: _________________________________
                                               Name:
                                               Title:

                                        BANQUE FRANCAISE DU COMMERCE
                                          EXTERIEUR


                                        By: _________________________________
                                               Name:
                                               Title:

                                        BDC FINANCE L.L.C.


                                        By: _________________________________
                                               Name:
                                               Title:

                                        CITIBANK, N.A.


                                        By: _________________________________
                                               Name:
                                               Title:

                                        CORESTATES BANK, N.A.


                                        By: _________________________________
                                               Name:
                                               Title:

                                        CREDIT LYONNAIS NEW YORK BRANCH


                                        By: _________________________________
                                               Name:
                                               Title:

                                        CYPRESSTREE INVESTMENT MANAGEMENT
                                          COMPANY


                                        By: _________________________________
                                               Name:
                                               Title:

                                        DEBT STRATEGIES FUND, INC.


                                        By: _________________________________
                                               Name:
                                               Title:

                                        DEEPROCK & COMPANY
                                        By: Eaton Vance Management, as
                                          Investment Advisor


                                        By: _________________________________
                                               Name:
                                               Title:

                                        THE EQUITABLE LIFE ASSURANCE SOCIETY
                                          OF THE UNITED STATES


                                        By: _________________________________
                                               Name:
                                               Title:

                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        By: _________________________________
                                               Name:
                                               Title:

                                        FLEET NATIONAL BANK


                                        By: _________________________________
                                               Name:
                                               Title:

                                        FLOATING RATE PORTFOLIO
                                        By: Chancellor LGT Senior Secured
                                          Management, Inc., as Attorney-in-Fact



                                        By: _________________________________
                                               Name:
                                               Title:

                                        THE FUJI BANK, LIMITED
                                          NEW YORK BRANCH


                                        By: _________________________________
                                               Name:
                                               Title:

                                        HARCH CAPITAL MANAGEMENT, INC.,
                                          as Agent for HCN Offshore Trust


                                        By: _________________________________
                                               Name:
                                               Title:

                                        IMPERIAL BANK, A CALIFORNIA BANKING
                                          CORPORATION


                                        By: _________________________________
                                               Name:
                                               Title:

                                        INDOSUEZ CAPITAL FUNDING III, LIMITED
                                        By:  Indosuez Capital Luxembourg,
                                          as Collateral Manager


                                        By: _________________________________
                                               Name:
                                               Title:

                                        THE ING CAPITAL SENIOR SECURED HIGH
                                          INCOME FUND, L.P.


                                        By: _________________________________
                                               Name:
                                               Title:

                                        KZH HOLDING CORPORATION III

                                        By:_________________________________
                                              Name:
                                              Title:

                                        KZH-SOLEIL CORPORATION

                                        By: _________________________________
                                               Name:
                                               Title:

                                        THE LONG-TERM CREDIT BANK OF JAPAN,
                                          LIMITED, NEW YORK BRANCH


                                        By: _________________________________
                                               Name:
                                               Title:

                                        MASSACHUSETTS MUTUAL LIFE
                                          INSURANCE COMPANY


                                        By: _________________________________
                                               Name:
                                               Title:

                                        MERITA BANK LTD. - NEW YORK BRANCH


                                        By: _________________________________
                                               Name:
                                               Title:

                                        MELLON BANK, N.A.


                                        By: _________________________________
                                               Name:
                                               Title:

                                        MERRILL LYNCH SENIOR FLOATING RATE
                                          FUND, INC.


                                        By: _________________________________
                                               Name:
                                               Title:

                                        THE MITSUBISHI TRUST AND BANKING
                                          CORPORATION


                                        By: _________________________________
                                               Name:
                                               Title:

                                        NEW YORK LIFE INSURANCE COMPANY


                                        By: _________________________________
                                               Name:
                                               Title:

                                        OCTAGON CREDIT INVESTORS LOAN PORTFOLIO
                                          (a Unit of The Chase Manhattan Bank)


                                        By: _________________________________
                                               Name:
                                               Title:

                                        PNC BANK, NATIONAL ASSOCIATION


                                        By: _________________________________
                                               Name:
                                               Title:

                                        BY:  PPM AMERICA, INC., as attorney in
                                          fact, on behalf of Jackson National
                                          Life Insurance Company


                                        By: _________________________________
                                               Name:
                                               Title:

                                        PRIME INCOME TRUST


                                        By: _________________________________
                                               Name:
                                               Title:

                                        ROYAL BANK OF CANADA


                                        By: _________________________________
                                               Name:
                                               Title:

                                        ROYALTON COMPANY
                                        By: Pacific Investment Management
                                          Company, as its Investment Advisor


                                        By: _________________________________
                                               Name:
                                               Title:

                                        THE SAKURA BANK, LTD.


                                        By: _________________________________
                                               Name:
                                               Title:

                                        SHENKMAN CAPITAL MANAGEMENT, INC.


                                        By: _________________________________
                                               Name:
                                               Title:

                                        THE SUMITOMO BANK, LIMITED,
                                          NEW YORK BRANCH


                                        By: _________________________________
                                               Name:
                                               Title:

                                        THOROUGHBRED LIMITED PARTNERSHIP I
                                        By: Appaloosa Management L.P.
                                          Its General Partner
                                        By:  Appaloosa Partners Inc.
                                          Its General Partner


                                        By: _________________________________
                                               Name:
                                               Title:

                                        KZH - CRESCENT CORPORATION


                                        By: _________________________________
                                               Name:
                                               Title:

                                        VAN KAMPEN AMERICAN CAPITAL PRIME
                                          RATE INCOME TRUST


                                        By: _________________________________
                                               Name:
                                               Title:

                                        WELLS FARGO BANK, N.A.


                                        By: _________________________________
                                               Name:
                                               Title:

                                        KZH - ING-1 CORPORATION

                                        By:_____________________________________
                                              Name:
                                              Title:

                                        NEW YORK LIFE INSURANCE AND
                                        ANNUITY CORPORATION
                                        By: NEW YORK LIFE INSURANCE
                                               COMPANY

                                        By: _____________________________
                                               Name:
                                               Title:

                                        CANADIAN IMPERIAL BANK OF COMMERCE


                                        By:_____________________________________
                                              Name:
                                              Title:

                                        CRESCENT/MACH I PARTNERS, L.P.
                                        By: TCW Asset Management Company
                                          Its Investment Manager


                                        By:_____________________________________
                                              Name:
                                              Title:

                                        CONTINENTAL ASSURANCE COMPANY
                                          SEPARATE ACCOUNT (E)
                                        By: TCW Asset Management Company
                                          as Attorney-in-Fact


                                        By:_____________________________________
                                              Name:  Mark L. Gold
                                              Title:  Managing Director

                                        By:_____________________________________
                                              Name:  Justin L. Driscoll
                                              Title:  Senior Vice President

                                                                      SCHEDULE I

                               DISCLOSURE SCHEDULE



ITEM 6.7  Litigation.

      1. On April 30, 1997, the United States District Court for the Southern District of New York granted the joint motion of the U.S. Department of Justice and IBM, approving the proposed settlement of the IBM Consent Decree litigation. As summary of the terms of the settlement, and the possible effects on the Borrower's business, is set forth on pages 8-9 of the Holdings' 10-K filed with the Securities and Exchange Commission for the Fiscal Year ended June 30, 1996.

      2. In Data Study, Inc. v. DecisionOne, the plaintiff filed suit against the Borrower for unpaid invoices in the amount of approximately $450,000 relating to a software development contract; the Borrower counterclaimed, alleging failure of performance by Data Study.


ITEM 6.8 Existing Subsidiaries.

            IC Properties Corporation (Delaware)
            Properties Development Corporation (Delaware)
            Properties Holding Corporation (Delaware)
            Decision Data Investment Corporation (Delaware)
            DecisionOne Supplies, Inc. (Delaware)
            Decision Data International Corporation (Delaware)
            Decision Data Computer International S.A. (Switzerland) DecisionOne Corporation (Canada)


ITEM 6.11  Employee Benefit Plans.

      Underfunded Pension Plan

            In 1988 the Borrower assumed the liability of a defined benefit pension plan applicable to employees of a company acquired in 1988. The eligibility and benefits were frozen in 1988. The Plan is underfunded as the projected benefit obligations exceed the fair value of the Plan assets by approximately $1.3 million as of June 30, 1996. For a further discussion, see footnote 16 to the Notes to the Consolidated Financial Statements of the Borrower appearing in the Holdings' 10-K filed with the Securities and Exchange and Exchange Commission for the Fiscal Year ended June 30, 1996.


ITEM 6.12 Environmental Matters.

            The Borrower, or certain businesses as to which it is alleged that the Borrower is a successor, have been identified as potentially responsible parties in respect of four waste disposal sites that have been identified by the United States Environmental Protection Agency as Superfund sites. In addition, the Borrower received a notice several years ago that it may be a potentially responsible party with respect to a fifth related site, but has not received any other communication with respect to that site. Under applicable law, all parties responsible for disposal of hazardous substances at those sites are jointly and severally liable for clean up costs. The Borrower originally estimated that its share of the costs of the clean-up of one of these sites would be approximately $500,000 which is provided for in liabilities related to the discontinued products division in the Holdings consolidated balance sheets as of June 30, 1995 and 1996. Complete information as to the scope of required clean-up at these sites is not yet available and, therefore, the Borrower's evaluation may be affected as further information becomes available.


ITEM 7.2.2(a) Ongoing Indebtedness.

            TYPE OF INDEBTEDNESS                AMOUNT

      Acquisition Related Non-Interest   =      $4,517,302
                   Bearing Obligations

      Capitalized Lease Obligations      =      $1,308,071

      Outstanding Letters of Credit      =      $3,254,803
                        Obligations


ITEM 7.2.2 (b) Ongoing Liens.

                                      NONE


ITEM 7.2.5(a) Ongoing Investments.

                                      NONE

                                                                SCHEDULE II to
                                                                Credit Agreement



                                   PERCENTAGES
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                                 REVOLVING
                                    LOAN        Term-A Loan    Term-B Loan
                                 COMMITMENT      Commitment     Commitment
                                     %               %              %
[LENDER]                             %               %              %
||

                           ADMINISTRATIVE INFORMATION


                               Notice Information














                           Lenders' Domestic and LIBOR Offices


DLJ Capital Funding, Inc.  525 Washington Blvd.
                           Jersey City, New Jersey  07310
                           Contact: ____________
                           Fax:  201-610-1965

                                                                    SCHEDULE III


                           EXISTING LETTERS OF CREDIT


                                      III-2